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Exhibit 2.2

MERGER AGREEMENT

BETWEEN

LAWSON SOFTWARE, INC.,

EVEREST ACQUISITION, INC.,

APEXION TECHNOLOGIES, INC.

AND

MAHER HAKIM, MUWAFFA LAHHAM AND GENE BARDUSON

September 23, 2003

i

	3.31	Expenses	31
	3.32	Notes and Loans	31
	3.33	Other Information	31
4.	REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE MERGER SUB		31
	4.1	Organization	31
	4.2	Authorization of Transaction	31
	4.3	Noncontravention	32
	4.4	Brokers' Fees	32
5.	PRE-CLOSING COVENANTS		32
	5.1	General	32
	5.2	Notices and Consents	32
	5.3	Operation of Business	32
	5.4	Preservation of Business	33
	5.5	Full Access	33
	5.6	Notice of Developments	33
	5.7	Exclusivity	34
	5.8	Insurance	34
	5.9	Termination of Target's 401(k)	34
	5.10	Tax Matters	34
	5.11	Special Meeting	34
6.	POST-CLOSING COVENANTS		35
	6.1	General	35
	6.2	Transition	35
	6.3	Confidentiality	35
	6.4	Covenant Not to Compete	35
	6.5	Nonsolicitation; Non-Hire and Noninterference	36
7.	CONDITIONS TO OBLIGATION TO CLOSE		37
	7.1	Conditions to Obligation of the Parent and Merger Sub	37
	7.2	Conditions to Obligation of the Target and Principal Stockholders	39
8.	REMEDIES FOR BREACHES OF THIS AGREEMENT		40
	8.1	Survival of Representations, Warranties and Covenants	40
	8.2	Indemnification Provisions for Benefit of the Parent, the Merger Sub and the Surviving Corporation	40
	8.3	Indemnification Provisions for Benefit of the Target and the Holders	41
	8.4	Matters Involving Third Parties	41
	8.5	Limitation on Indemnification Obligations	42
	8.6	Offset	43
	8.7	Other Indemnification Provisions	43
9.	TAX MATTERS		44
	9.1	Cooperation on Tax Matters	44
	9.2	Certain Taxes	44
10.	TERMINATION		44
	10.1	Termination of Agreement	44
	10.2	Effect of Termination	45

11.	STOCKHOLDERS' REPRESENTATIVE		45
	11.1	Appointment	45
	11.2	Election and Replacement	45
	11.3	Authority	45
	11.4	No Liability of the Parent or Surviving Corporation	46
12.	MISCELLANEOUS		46
	12.1	Press Releases and Public Announcements	46
	12.2	No Third Party Beneficiaries	46
	12.3	Entire Agreement	46
	12.4	Succession and Assignment	46
	12.5	Counterparts and Facsimile Signatures	47
	12.6	Headings	47
	12.7	Notices	47
	12.8	Governing Law	48
	12.9	Amendments and Waivers	48
	12.10	Severability	48
	12.11	Expenses	48
	12.12	Construction	48
	12.13	Incorporation of Transaction Documents, Exhibits and Schedules	49
	12.14	Specific Performance	49
	12.15	Submission to Jurisdiction	49
	12.16	Separate Legal and Tax Representation	49
	12.17	Execution of Stockholder Voting Agreement	49

SCHEDULES

Target's Disclosure Schedule
Parent's Disclosure Schedule
Schedule A—Software Specifications
Schedule B—Vested Option and Warrant Holders
Schedule C—Unvested Option and Warrant Holders
Schedule D—Anticipated Pro-Rata Merger Consideration Payments
Schedule E—Anticipated Parent Option Issuances
Schedule F—Adjustments to Closing Date Balance Sheet

EXHIBITS

Exhibit A—Certificate of Merger
Exhibit B—Paying Agent Agreement
Exhibit C—Escrow Agreement
Exhibit D—Letter of Transmittal
Exhibit E—Sheikh Kahled Bin Zayed Al Nehayan Stock Purchase Agreement
Exhibit F—Opinion of the Target's Counsel
Exhibit G—Resolution Regarding Termination of the Target's 401(k) Plan
Exhibit H—Barduson Separation Agreement and Release
Exhibit I—Stockholder Voting Agreement

MERGER AGREEMENT

        This MERGER AGREEMENT (this "Agreement") among Lawson Software, Inc., a Delaware corporation (the "Parent"), Everest Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (the "Merger Sub"), Apexion Technologies, Inc., a Delaware corporation (the "Target"), and Maher Hakim, Muwaffa Lahham and Gene Barduson (each, a "Principal Stockholder" and, collectively, the "Principal Stockholders") takes effect on September 23, 2003. The Parent, the Merger Sub, the Target and the Principal Stockholders are referred to individually as a "Party" and collectively as the "Parties."

RECITALS

        This Agreement contemplates a transaction in which the Parent will acquire all of the outstanding capital stock of the Target for cash by the merger of the Merger Sub with and into the Target, with the Target surviving as a wholly-owned subsidiary of the Parent, on the terms and subject to the conditions of this Agreement.

AGREEMENT

        In consideration of the above recitals and the promises set forth in this Agreement, the Parties agree as follows:

1.
Definitions.

  "2004 Earnout Payment" means the amount of earnout payment for the 2004 Earnout Period determined in accordance with Section 2.8 of this Agreement.

  "2004 Earnout Period" has the meaning set forth in Section 2.8 of this Agreement.

  "2005 Earnout Payment" means the amount of earnout payment for the 2005 Earnout Period determined in accordance with Section 2.8 of this Agreement.

  "2005 Earnout Period" has the meaning set forth in Section 2.8 of this Agreement.

  "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, corrective actions, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, corrections, expenses and fees, including court costs and attorneys' fees and expenses.

  "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

  "Affiliated Group" means any affiliated group within the meaning of Code § 1504(a) or any similar group defined under a similar provision of Law.

  "Aggregate Exercise Price" means the dollar amount that is equal to the sum of the exercise prices of all Vested Options and Warrants.

  "Agreement" has the meaning set forth in the preface above.

  "Appraisal Costs" means the sum of (a) the difference between the total amount actually paid to the holders of Dissenting Stock and the amount that the holders of Dissenting Stock would have received as their pro rata portion of the Merger Consideration, and (b) all expenses, costs and fees, including without limitation court costs and attorneys' fees, incurred in connection with or as a result of any appraisal, judicial proceedings, negotiations, arbitrations or any similar occurrences with respect to Dissenting Stock.

  "Cancelled Shares" has the meaning set forth in Section 2.3 of this Agreement.

  "Closing" has the meaning set forth in Section 2.9 of this Agreement.

  "Closing Date" has the meaning set forth in Section 2.9 of this Agreement.

  "Closing Date Balance Sheet" has the meaning set forth in Section 2.7 of this Agreement.

  "COBRA" means the requirements of Part 6, Subtitle B, Title I of ERISA and Code § 4980B and the regulations promulgated thereunder and of any similar state law.

  "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

  "Common Holders" means, collectively, the holders of shares of Common Stock issued and outstanding immediately prior to the Effective Time and the Vested Option/Warrant Holders, other than Dissenting Stock.

  "Common Stock" means the common stock, par value $0.00001 per share, of the Target.

  "Confidential Information" means any non-public information concerning the business and affairs of the Target, including without limitation all of its Intellectual Property that is confidential or that is not otherwise protected by issued patents, trademarks or published copyrights.

  "Consolidated Net Working Capital" means the difference between the total current assets and the total current liabilities as shown on the Closing Date Balance Sheet.

  "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended.

  "Disclosure Documents" means any proxy or information statement or materials or other similar documents disseminated in connection with the transactions contemplated by this Agreement.

  "Dissenting Stock" means any share of Target Stock held of record by any stockholder or represented by any option or warrant held of record by any person who or which has properly exercised his, her or its appraisal rights under the Delaware General Corporation Law.

  "Draft Closing Date Balance Sheet" has the meaning set forth in Section 2.7 of this Agreement.

  "Earnout Statement" has the meaning set forth in Section 2.8 of this Agreement.

  "Effective Time" has the meaning set forth in Section 2.2 of this Agreement.

  "Employee Benefit Plan" means every plan, fund, contract, program and arrangement (whether written or not) that is maintained or contributed to by the Target (or any member of its "controlled group" as that term is used in Code § 414(b), (c)) for the benefit of current or former employees of the Target, including without limitation those intended to provide: (a) medical, surgical, health care, hospitalization, dental, vision, workers' compensation, life insurance, death, disability, legal services, severance, sickness or accident benefits (whether or not defined in ERISA § 3(1)); (b) pension, profit sharing, stock bonus, retirement, supplemental retirement or deferred compensation benefits (whether or not tax qualified and whether or not defined in ERISA § 3(2)); (c) bonus, incentive compensation, stock option, stock appreciation right, phantom stock or stock purchase benefits; or (d) salary continuation, unemployment, supplemental unemployment, termination pay, vacation, holiday benefits or material fringe benefit (whether or not defined in Section 3(3) of ERISA). The term "Employee Benefit Plan" will also include every such plan, fund, contract, program and arrangement: (i) that the Target has committed to implement, establish, adopt or contribute to in the future; (ii) for which the Target has or may have any Liability as a result of the direct sponsor's affiliation to the Target or its owners (whether or not such affiliation exists at the date of this Agreement and notwithstanding that the plan is not maintained by the Target for the benefit of its current or former employees); (iii) that is in the process of terminating (but such term does not include any arrangement that has been terminated and completely wound up prior to the date of this Agreement such that the Target has no present or potential Liability with respect to such arrangement); or (iv) for or with respect to which the

  Target has or may have any Liability under any common law successor doctrine, express successor liability provisions of Law, provisions of a collective bargaining agreement, labor or employment law or agreement with a predecessor employer.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

  "Escrow" has the meaning set forth in Section 2.4 of this Agreement.

  "Escrow Agent" has the meaning set forth in Section 2.4 of this Agreement.

  "Escrow Agreement" has the meaning set forth in Section 2.4 of this Agreement.

  "Escrow Period" has the meaning set forth in Section 2.4 of this Agreement.

  "Financial Statements" has the meaning set forth in Section 3.8 of this Agreement.

  "GAAP" means United States generally accepted accounting principles as in effect from time to time.

  "Governmental Authority" means (a) any federal, state, local or foreign governmental, administrative or regulatory authority, court, agency or body, or any division or subdivision, or (b) any arbitrator, arbitration board, tribunal or mediator.

  "HIPAA" means the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder, including the Standards for Privacy of Individually Identifiable Health Information at 45 Code of Federal Regulations Parts 160 and 164.

  "Holders" means, collectively, the Common Holders and Preferred Holders.

  "Income Tax" means any federal, state, local or foreign income tax (or other tax, such as a franchise tax, the computation of which is based upon net income), including any interest, penalty or addition, whether disputed or not.

  "Income Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Income Taxes, including any schedule, attachment or amendment.

  "Indemnified Party" has the meaning set forth in Section 8.4 of this Agreement.

  "Indemnifying Party" has the meaning set forth in Section 8.4 of this Agreement.

  "Initial Payment Fund" has the meaning set forth in Section 2.4 of this Agreement.

  "Intellectual Property" means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations; (b) all trademarks, service marks, trade dress, logos, trade names, slogans, Internet domain names, Internet addresses, corporate names and rights in telephone numbers, together with all translations, adaptations, derivations and combinations, including all associated goodwill, and all applications, registrations and renewals; (c) all copyrightable works, all copyrights and all applications, registrations and renewals; (d) all mask works and all applications, registrations and renewals; (e) all trade secrets and confidential business information, including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals; (f) all computer software, including all source code, object code, executable code, firmware, development tools, files, records, data, databases and related documentation, regardless of the media on which it is recorded, and all Internet sites (and all contents of the sites); (g) all advertising and promotional materials; (h) all other proprietary rights; and (i) all copies and tangible embodiments of any of the foregoing (in whatever form or medium).

  "Law" means any federal, state, local or foreign constitution, law, code, plan, statute, rule, regulation, ordinance, order, determination, writ, injunction, ruling, judgment, decree, charge, restriction or Permit of any Governmental Authority, each as amended and in effect, now or in the future.

  "Lease" means any real property lease, sublease or other occupancy agreement, including any amendments, to which the Target is a party.

  "Liability" means any liability or obligation of whatever kind or nature, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due, including without limitation any liability for Taxes.

  "Material Adverse Effect" means any change or effect that is reasonably likely to be materially adverse to the business, operation, properties, financial conditions, assets or Liabilities of an entity or its Subsidiaries, individually or in the aggregate.

  "Merger" has the meaning set forth in Section 2.1 of this Agreement.

  "Merger Consideration" means the aggregate amount of consideration to be paid by the Parent to the Holders pursuant to Section 2.3 of this Agreement.

  "Merger Sub" has the meaning set forth in the preface above.

  "Net License Fee Revenue" has the meaning set forth in Section 2.8 of this Agreement.

  "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

  "Parent" has the meaning set forth in the preface above.

  "Parent Option" has the meaning set forth in Section 2.3 of this Agreement.

  "Parent's Disclosure Schedule" has the meaning set forth in Section 4 of this Agreement.

  "Parent Parties" means the Parent and its officers, directors, employees, stockholders, agents, Affiliates and Subsidiaries (including, after the Closing, the Surviving Corporation).

  "Party" has the meaning set forth in the preface above.

  "Paying Agent" has the meaning set forth in Section 2.4 of this Agreement.

  "Paying Agent Agreement" has the meaning set forth in Section 2.4 of this Agreement.

  "Per Share Common Cash Amount" has the meaning set forth in Section 2.3 of this Agreement.

  "Per Share Escrow Amount" has the meaning set forth in Section 2.3 of this Agreement.

  "Per Share Preferred Cash Amount" has the meaning set forth in Section 2.3 of this Agreement.

  "Per Share 2004 Earnout Amount" has the meaning set forth in Section 2.3 of this Agreement.

  "Per Share 2005 Earnout Amount" has the meaning set forth in Section 2.3 of this Agreement.

  "Permit" means any permits, authorizations, approvals, decisions, zoning orders, franchises, registrations, licenses, filings, certificates, variances or similar rights granted by or obtained from any Governmental Authority.

  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, an entity, a joint stock company, a trust, a joint venture, an unincorporated organization or any Governmental Authority.

  "Preferred Holders" means the holders of shares of Preferred Stock issued and outstanding immediately prior to the Effective Time, other than Dissenting Stock.

  "Preferred Stock" means the Series A Preferred Stock, par value $0.00001 per share, of the Target.

  "Principal Stockholders" has the meaning set forth in the preface above.

  "Products" means the Apex Platform, Apex SIM, Apex Materials for People Soft and Apex Solutions software products.

  "Remaining 2004 Earnout Payment" has the meaning set forth in Section 2.8 of this Agreement.

  "Remaining 2005 Earnout Payment" has the meaning set forth in Section 2.8 of this Agreement.

  "Remaining Escrow" has the meaning set forth in Section 2.4 of this Agreement.

  "Security Interest" means any mortgage, pledge, lien, encumbrance, charge or other security interest, other than: (a) mechanic's, materialmen's and similar liens that are being contested in good faith and for which the particular Person has provided adequate reserves; and (b) purchase money liens and liens securing rental payments under capital lease arrangements.

  "Software" means the Target's proprietary software technology (including without limitation the Products), and associated documentation (including without limitation the Products), as further described on Schedule A to this Agreement.

  "Special Meeting" has the meaning set forth in Section 5.10 of this Agreement.

  "Stockholder Voting Agreements" has the meaning set forth in Section 12.17 of this Agreement.

  "Stockholders' Representative" has the meaning set forth in Section 11.1 of this Agreement.

  "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other entity in which any Person has direct or indirect equity or other ownership interest that represents fifty percent (50%) or more of the aggregate equity or other ownership interest in such entity, or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors, governors or persons holding similar positions.

  "Surviving Corporation" has the meaning set forth in Section 2.1 of this Agreement.

  "Target" has the meaning set forth in the preface above.

  "Target Option" has the meaning set forth in Section 2.3 of this Agreement.

  "Target Stock" means any share of the capital stock of the Target, including without limitation the Common Stock, the Preferred Stock and any share of the capital stock of the Target represented by Vested Options or Warrants.

  "Target's Disclosure Schedule" has the meaning set forth in Section 3 of this Agreement.

  "Target's Option Plan" has the meaning set forth in Section 2.3 of this Agreement.

  "Target's Knowledge" means the actual knowledge after reasonable investigation and knowledge that could have been obtained through reasonable inquiry of any of the officers, directors or employees, as applicable, of any of the Target or the Principal Stockholders.

  "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental

  (including taxes under Code § 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

  "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule, attachment or amendment.

  "Total Common Stock Share Number" means the sum of the total number of shares of Common Stock issued and outstanding immediately prior to the Effective Time, plus the total number of shares of Common Stock issuable upon exercise of Vested Options and Warrants outstanding immediately prior to the Effective Time.

  "Third Party Claim" has the meaning set forth in Section 8.4 of this Agreement.

  "Transaction Documents" means all documents and agreements to be entered into by one or more of the Parties in connection with the transactions contemplated by this Agreement.

  "Unvested Options" has the meaning set forth in Section 2.3 of this Agreement.

  "US Bank" has the meaning set forth in Section 2.4 of this Agreement.

  "Vested Options" has the meaning set forth in Section 2.3 of this Agreement.

  "Vested Option/Warrant Holders" means the holders of Vested Options and Warrants outstanding immediately prior to the Effective Time.

  "Vested Options/Warrants Documentation" has the meaning set forth in Section 2.5 of this Agreement.

  "Warrants" has the meaning set forth in Section 2.3 of this Agreement.

2.
Basic Transaction.

2.1
The Merger. At the Effective Time, and on the terms and subject to the conditions of this Agreement, the Merger Sub will merge with and into the Target (the "Merger"), the separate existence of Merger Sub will cease, and the Target will continue as the surviving corporation under the name Apexion Technologies, Inc. (the "Surviving Corporation").

2.2
Effect of Merger.

(a)
The Merger will become effective at the time (the "Effective Time") the Target and the Merger Sub file a certificate of merger substantially in the form of the attached Exhibit A with the Secretary of State of the State of Delaware.

(b)
At the Effective Time, the Merger will have the effect set forth in the Delaware General Corporation Law. Without limiting the foregoing, at the Effective Time, the Surviving Corporation will succeed to and possess all the properties, rights, privileges, immunities, powers, franchises and purposes, and be subject to all the duties, liabilities, debts, obligations, restrictions and disabilities of the Merger Sub and the Target.

(c)
The certificate of incorporation and bylaws of the Merger Sub (as amended to date) will become the certificate of incorporation and bylaws of the Surviving Corporation at and as of the Effective Time (except that each of the certificate of incorporation and bylaws will be amended and restated to reflect the name of the Surviving Corporation).

    (d)
    The directors and officers of the Merger Sub will become the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office).

    (e)
    The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Target or the Merger Sub to carry out and effectuate the transactions contemplated by this Agreement.

  2.3
  Conversion of Capital Stock.

  (a)
  At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, the Merger Sub, the Target or the holders of Target Stock:

  (i)
  Each share of Common Stock issued and outstanding immediately prior to the Effective Time, other than Dissenting Stock or Cancelled Shares, will be cancelled and extinguished and will be converted into and become the right to receive the following:

  (A)
  cash equal to the amount obtained by dividing (1) the sum of $3,999,680.73, plus the Aggregate Exercise Price, less the Escrow, by (2) the Total Common Stock Share Number (the "Per Share Common Cash Amount");

  (B)
  cash equal to the amount obtained by dividing (1) the Remaining Escrow, by (2) the Total Common Stock Share Number (the "Per Share Escrow Amount");

  (C)
  cash equal to the amount obtained by dividing (1) the Remaining 2004 Earnout Payment, by (2) the Total Common Stock Share Number (the "Per Share 2004 Earnout Amount"); and

  (D)
  cash equal to the amount obtained by dividing (1) the Remaining 2005 Earnout Payment, by (2) the Total Common Stock Share Number (the "Per Share 2005 Earnout Amount").

  (ii)
  Each share of Preferred Stock issued and outstanding immediately prior to the Effective Time, other than Dissenting Stock or Cancelled Shares, will be cancelled and extinguished and will be converted into and become the right to receive cash equal to the amount obtained by dividing $4,000,319.27 by the number of shares of Preferred Stock issued and outstanding immediately prior to the Effective Time (the "Per Share Preferred Cash Amount"). The Preferred Holders will not receive any right to, or any portion of, the Remaining Escrow, the Remaining 2004 Earnout Payment or the Remaining 2005 Earnout Payment.

  (iii)
  Each share of common stock, $0.01 par value per share, of the Merger Sub issued and outstanding immediately prior to the Effective Time will be cancelled and extinguished and will be converted into and become the right to receive one share of common stock, $0.01 par value per share, of the Surviving Corporation.

  (iv)
  Each share of Target Stock issued and outstanding immediately prior to the Effective Time and owned by the Parent, the Merger Sub or the Target ("Cancelled Shares") will be cancelled and extinguished without any conversion of such shares, and no payment will be made with respect to such shares.

  (b)
  At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, the Merger Sub, the Target or the holders of Target Stock, each then outstanding and unexercised option to purchase Common Stock granted under the Target's 2003 Amended and Restated Equity Incentive Plan (the "Target Option Plan") then vested either in accordance with the terms and conditions of the Target Option Plan or by virtue of such accelerated vesting as is duly approved by the board of directors of the Target prior to the Closing (each, a "Vested Option" and, collectively, the "Vested Options") and each then outstanding and unexercised warrant to acquire Common Stock (each, a "Warrant" and, collectively, the "Warrants") will be cancelled and extinguished, and the record holder of such Vested Option or Warrant, as applicable, will be entitled to receive, in respect of each share of Common Stock issuable pursuant to such Vested Option or Warrant, as applicable, the following:

      (i)
      cash equal to the excess, if any, of the Per Share Common Cash Amount over the exercise price per share for the Common Stock issuable pursuant to such Vested Option or Warrant, as applicable;

      (ii)
      cash equal to the Per Share Escrow Amount;

      (iii)
      cash equal to the Per Share 2004 Earnout Amount; and

      (iv)
      cash equal to the Per Share 2005 Earnout Amount.

      For purposes of this Agreement, the current (as of the date of this Agreement) and anticipated (as of the Closing Date) record holders of the Vested Options and the Warrants are those persons and entities whose full names and addresses are listed on Schedule B to this Agreement.

    (c)
    At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, the Merger Sub, the Target or the holders of Target Stock, each then outstanding unvested option to purchase Common Stock granted under the Target Option Plan that are held by employees of the Target who will continue as employees of the Surviving Corporation following the Closing (each, an "Unvested Option" and, collectively, the "Unvested Options") will be converted into the right to receive an option to acquire the number of shares of the common stock, $0.01 par value per share, of the Parent (the "Parent Options"), rounded to the nearest whole number, equal to the product of (i) the number of shares of Common Stock the holder of an Unvested Option was entitled to acquire upon exercise of such Unvested Option (assuming full vesting of such Unvested Option), times (ii) the fraction, the numerator of which is 50,000, and the denominator of which is the aggregate number of shares of Common Stock all holders of the Unvested Options were entitled to acquire upon exercise of the Unvested Options (assuming full vesting of the Unvested Options). Notwithstanding any provision of this Agreement to the contrary, the maximum number of shares of the common stock, $0.01 par value per share, of the Parent issuable upon exercise of the Parent Options will be 50,000. For purposes of this Agreement, the current (as of the date of this Agreement) and anticipated (as of the Closing Date) record holders of the Unvested Options are those persons whose full names and addresses are listed on Schedule C to this Agreement. The Unvested Options will be cancelled at the Effective Time and the Parent will deliver the Parent Options to the holders of the Unvested Options immediately after the Effective Time. The Parent Options will be subject to and governed by the Parent's applicable stock option plans and stock option agreements.

    (d)
    Attached as Schedule D to this Agreement is a list of each holder of Target Stock and the pro rata share of the Merger Consideration (excluding the pro rata share of the Remaining Escrow, the Remaining 2004 Earnout Payment and the Per Share 2005 Earnout Payment) that the Parties anticipate, as of the date of this Agreement, will be paid to each such holder of Target Stock in connection with the Merger.

    (e)
    Attached as Schedule E to this Agreement is a list of each holder of Unvested Options and the number of Parent Options that the Parties anticipate, as of the date of this Agreement, will be issued to each such Person in connection with the Merger.

  2.4
  Deposit of Merger Consideration.

  (a)
  Immediately after the Effective Time, the Parent will provide to US Bank National Association, a national banking association ("US Bank"), as paying agent (the "Paying Agent"), cash in the amount of the Initial Payment Fund, which the Paying Agent will distribute in accordance with the terms of a paying agent agreement substantially in the form of the attached Exhibit B ("Paying Agent Agreement"). The "Initial Payment Fund" means an amount equal to (i) $8,000,000, less (ii) the Escrow, less (iii) the product of the Per Share Common Cash Amount times the number of shares of Common Stock that constitute Dissenting Stock, less (iv) the product of the Per Share Preferred Cash Amount times the number of shares of Preferred Stock that constitute Dissenting Stock.

  (b)
  Immediately after the Effective Time, the Parent will provide to US Bank, as escrow agent (the "Escrow Agent"), cash in the amount of $500,000 (the "Escrow"). The Escrow will serve as partial security for satisfaction of any adjustment pursuant to Section 2.7(c) of this Agreement, any indemnification obligations of the Principal Stockholders under Section 8 of this Agreement and any reimbursement obligations of the Principal Stockholders under Section 12.11. The Escrow will be held for 12 months following the Closing ("Escrow Period") and will be subject to the terms of an escrow agreement substantially in the form of the attached Exhibit C ("Escrow Agreement").

  (c)
  Immediately following the expiration of the Escrow Period, and subject to the terms of the Escrow Agreement, the Escrow Agent will provide to the Paying Agent cash in the amount of the Remaining Escrow, if any. The "Remaining Escrow" means an amount equal to the Escrow, plus or minus any adjustment pursuant to Section 2.7(c) of this Agreement, minus any indemnification obligations of the Principal Stockholders under Section 8 of this Agreement and any reimbursement obligations of the Principal Stockholders under Section 12.11.

  (d)
  The Parent will provide to the Paying Agent cash in the amount of the Remaining 2004 Earnout Payment, if any, in accordance with the provisions of Section 2.8(f) of this Agreement.

  (e)
  The Parent will provide to the Paying Agent cash in the amount of the Remaining 2005 Earnout Payment, if any, in accordance with the provisions of Section 2.8(f) of this Agreement.

  (f)
  Notwithstanding any provision of this Agreement to the contrary, the maximum amount payable by the Parent to the holders of Target Stock pursuant to this Agreement equals $8,000,000, plus $1,000,000 for the 2004 Earnout Payment, if any, plus $1,000,000 for the 2005 Earnout Payment, if any, plus any adjustment pursuant to Section 2.7(c)(i) of this Agreement.

  2.5
  Procedure for Payment.

  (a)
  Immediately after the Effective Time, and pursuant to the Paying Agent Agreement, the Parent will cause the Paying Agent to mail a letter of transmittal (with instructions for its use) substantially in the form of the attached Exhibit D to each holder of Target Stock for such holder to use in surrendering the certificate(s) that represented his, her or its Target Stock against payment of that portion of the Merger Consideration to be issued in exchange for such certificate(s).

    (b)
    Upon the surrender of a certificate(s) representing Common Stock by a Common Holder (other than a Vested Option/Warrant Holder) to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may be required, the Paying Agent will pay to the Common Holder, in exchange for such certificate(s), cash in an amount equal to the product of the number of shares evidenced by such certificate(s) times the Per Share Common Cash Amount.

    (c)
    Upon the surrender of a certificate(s) by a Preferred Holder to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may be required, the Paying Agent will pay to the Preferred Holder, in exchange for such certificate(s), cash in an amount equal to the product of the number of shares evidenced by such certificate(s) times the Per Share Preferred Cash Amount.

    (d)
    Upon the surrender of all agreements, instruments and other documents previously representing Vested Options or Warrants, as applicable (the "Vested Options/Warrants Documents"), together with such letter of transmittal, duly executed, and such other documents as may be required, by a Vested Option/Warrant Holder to the Paying Agent, the Paying Agent will pay to the Vested Option/Warrant Holder, in exchange for the Vested Options/Warrants Documents, cash in an amount equal to the product of the number of shares of Common Stock issuable pursuant to such Vested Option or Warrant, as applicable, times the excess, if any, of the Per Share Common Cash Amount over the exercise price per share for the Common Stock issuable pursuant to such Vested Option or Warrant.

    (e)
    Immediately after the Paying Agent receives the Remaining Escrow, if any, the Paying Agent will pay (i) to each Common Holder (other than a Vested Option/Warrant Holder) who satisfied the requirements set forth in Section 2.5(b) of this Agreement, cash in an amount equal to the product of the number of shares evidenced by such certificate(s) times the Per Share Escrow Amount, and (ii) to each Vested Option/Warrant Holder who satisfied the requirements set forth in Section 2.5(d) of this Agreement, cash in an amount equal to the product of the number of shares of Common Stock issuable pursuant to such Vested Option or Warrant, as applicable, times the Per Share Escrow Amount.

    (f)
    Immediately after the Paying Agent receives the Remaining 2004 Earnout Payment, if any, the Paying Agent will pay (i) to each Common Holder (other than a Vested Option/Warrant Holder) who satisfied the requirements set forth in Section 2.5(b) of this Agreement, cash in an amount equal to the product of the number of shares evidenced by such certificate(s) times the Per Share 2004 Earnout Amount, and (ii) to each Vested Option/Warrant Holder who satisfied the requirements set forth in Section 2.5(d) of this Agreement, cash in an amount equal to the product of the number of shares of Common Stock issuable pursuant to such Vested Option or Warrant, as applicable, times the Per Share 2004 Earnout Amount.

    (g)
    Immediately after the Paying Agent receives the Remaining 2005 Earnout Payment, if any, the Paying Agent will pay (i) to each Common Holder (other than a Vested Option/Warrant Holder) who satisfied the requirements set forth in Section 2.5(b) of this Agreement, cash in an amount equal to the product of the number of shares evidenced by such certificate(s) times the Per Share 2005 Earnout Amount, and (ii) to each Vested Option/Warrant Holder who satisfied the requirements set forth in Section 2.5(d) of this Agreement, cash in an amount equal to the product of the number of shares of Common Stock issuable pursuant to such Vested Option or Warrant, as applicable, times the Per Share 2005 Earnout Amount.

    (h)
    The Parent may cause the Paying Agent to pay over to the Surviving Corporation any portion (including any earnings) of the Merger Consideration remaining 150 days after the Paying Agent received each such amount, and thereafter all former Holders will be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) as general creditors with respect to any Merger Consideration then owed to such former Holder, as applicable, payable upon surrender of certificate(s) representing his, her or its Target Stock.

  2.6
  Other Exchange Matters.

  (a)
  No interest related to the Merger Consideration will accrue or be paid to any Holder, provided that pursuant to Section 2.6(h) of this Agreement interest will be deemed to be included in the Remaining 2004 Earnout Payment, if any, and the Remaining 2005 Earnout Payment, if any.

  (b)
  None of the Parent, the Merger Sub or the Surviving Corporation will be liable to any Holder with respect to any portion of the Merger Consideration that is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

  (c)
  If any Holder's certificate(s) representing his, her or its Target Stock has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Holder claiming that his, her or its certificate has been lost, stolen or destroyed, and, if required by the Parent or the Surviving Corporation, upon the delivery to the Paying Agent of a bond in such sum as the Parent or the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such lost, stolen or destroyed certificate, the Paying Agent will issue in exchange for the affidavit (and bond, if required) the Holder's portion of the Merger Consideration, as determined pursuant to this Section 2.

  (d)
  At the Effective Time, the stock transfer books of the Target will be closed and there will be no further registration of transfers of Target Stock on the records of the Target. From and after the Effective Time, no Target Stock will be deemed outstanding and the holders of certificates representing Target Stock will cease to have any rights with respect to any Target Stock, except as otherwise provided in this Agreement or by Law.

  (e)
  Each of the rights to receive a portion of the Remaining Escrow, the Remaining 2004 Earnout and the Remaining 2005 Earnout is personal to each Common Holder and is and will remain nontransferable for all purposes other than by operation of Law or by will or the Laws of descent and distribution. Any attempted transfer, except as expressly allowed in this Section 2.6(e), of any of the rights to receive a portion of the Remaining Escrow, the Remaining 2004 Earnout and the Remaining 2005 Earnout is and will be null and void.

  (f)
  Until surrendered as contemplated in Section 2.5(b), each certificate representing Target Stock will be deemed as of and at any time after the Effective Time to represent solely the right to receive that portion of Merger Consideration to be issued in exchange for such certificate in connection with this Agreement. From and after the Effective Time, the holders of Vested Options/Warrants Documents formerly representing Vested Options or Warrants, as applicable, will cease to have any rights with respect to such Vested Options or Warrants, as applicable, other than the right to receive the consideration set forth in Section 2.3(b).

  (g)
  The Merger Consideration, when delivered to the Paying Agent, in exchange for the Target Stock (other than Dissenting Stock) will be deemed to have been issued in full satisfaction of all rights pertaining to Target Stock (other than Dissenting Stock).

    (h)
    The Remaining 2004 Earnout Payment, if any, and the Remaining 2005 Earnout Payment, if any, will be deemed for income tax purposes, to include interest at the applicable federal rate (in effect as of the Effective Time) computed from the Effective Time to the date of each such payment.

  2.7
  Post-Closing Adjustment.

  (a)
  Within 60 days after the Closing Date, the Parent will prepare and deliver to the Stockholders' Representative a draft balance sheet (the "Draft Closing Date Balance Sheet") for the Target as of the close of business on the Closing Date (determined on a pro forma basis as though the Parties had not consummated the transactions contemplated by this Agreement). The Parent will prepare the Draft Closing Date Balance Sheet in accordance with GAAP applied on a basis consistent with the Target's past custom and practice. The Parent will make available to the Stockholders' Representative and his or her accountants the work papers and back-up materials used in preparing the Draft Closing Date Balance Sheet.

  (b)
  If the Stockholders' Representative has any objections to the Draft Closing Date Balance Sheet, then he or she must deliver a detailed statement describing such objections to the Parent within 30 days after receiving the Draft Closing Date Balance Sheet. The Parent and the Stockholders' Representative will use reasonable efforts to resolve any such objections themselves through good faith negotiation. If the Parent and the Stockholders' Representative do not obtain a final resolution within 30 days after the Parent has received the statement of objections, however, the Parent and the Stockholders' Representative will select a mutually acceptable, nationally-recognized accounting firm to resolve any remaining objections by preparing and providing to the Parties within 30 days after its engagement an analysis and report of its determination with respect to the remaining objections. The Parent will pay 50% and the Stockholders' Representative (on behalf of the Common Holders) will pay 50% of the costs and expenses of any accounting firm so used. The determination made by such accounting firm will be set forth in writing and will be conclusive and binding upon the Parties. The "Closing Date Balance Sheet" means the Draft Closing Date Balance Sheet together with any revisions made pursuant to this Section 2.7(b).

  (c)
  The Merger Consideration will be adjusted as follows:

  (i)
  If the Consolidated Net Working Capital (after taking into account the balance sheet adjustments indicated in the column headed "Adjustments Made For Working Capital" and all footnotes contained in Schedule F to this Agreement) is greater than $280,000, then the Parent will pay to the Paying Agent, for the benefit of the Common Holders, by wire transfer or delivery of other immediately available funds, an amount equal to such excess. Such payment will be made within 5 days after the date on which the Closing Date Balance Sheet is determined pursuant to Section 2.7(b) of this Agreement. The amount of any such excess will be added to the Remaining Escrow.

  (ii)
  If the Consolidated Net Working Capital (after taking into account the balance sheet adjustments indicated in the column headed "Adjustments Made For Working Capital" and all footnotes contained in Schedule F to this Agreement) is less than $180,000, then the Parties will direct the Escrow Agent to deduct from the Escrow and pay to the Parent an amount equal to such deficiency.

  (iii)
  If the Consolidated Net Working Capital (after taking into account the balance sheet adjustments indicated in the column headed "Adjustments Made For Working

        Capital" and all footnotes contained in Schedule F to this Agreement) is greater than or equal to $180,000, but is less than or equal to $280,000, then there will be no adjustment to the amount of the Merger Consideration pursuant to this Section 2.7(c).

  2.8
  Earnout.

  (a)
  Following the Effective Time, the Parent will, subject to its right of offset and indemnification under Section 2.8(e) of this Agreement, make additional payments to the Paying Agent on behalf of the Common Holders based on the amount of the Net License Fee Revenue during each of the 2004 Earnout Period and 2005 Earnout Period as follows:

Net License Fee Revenue
Earnout Period					Amount of Earnout Payment[1]
	Minimum		Maximum
2004 Earnout Period (December 1, 2003 to November 30, 2004)	$ $ $	0 3,500,000 3,870,000 4,300,000	$ $ $	3,499,999 3,869,999 4,299,999 No Limit	$ $ $ $	0 250,000 500,000 1,000,000
2005 Earnout Period (December 1, 2004 to November 30, 2005)	$ $ $ $	0 8,500,000 10,170,000 11,300,000	$ $ $	8,499,999 10,169,999 11,299,999 No Limit	$ $ $ $	0 250,000 500,000 1,000,000

    1
    The "Amount of Earnout Payment" within each of the 2004 Earnout Period and the 2005 Earnout Period is separate, not additive.

      The 2004 Earnout Payment and the 2005 Earnout Payment are subject to the Parent's right of offset and indemnification under Section 2.8(e) of this Agreement.

    (b)
    For purposes of this Agreement, the term "Net License Fee Revenue" means the sum of the net license fee revenue (defined by and calculated in accordance with GAAP applied consistently with the Parent's past practices, as modified by this Section 2.8(b)) that has been received and recognized in accordance with GAAP for and in connection with the direct or indirect license or sublicense of the Products, either as a stand alone product or as an integrated product contained in a larger enterprise application (but, in the case of an integrated product, only the net license fee revenue attributable to the Products as reasonably determined by the Parent), to any existing or new client of any of the Parent or its Subsidiaries (including the Surviving Corporation). In no event does the Net License Fee Revenue include any maintenance, support, consulting or services fee revenue of any kind whatsoever. With respect to bundled licenses revenue, the Parent will determine in good faith the amount, if any, that is reasonably attributable to maintenance, support, consulting or services fee revenue and such amount will not be included in Net License Fee Revenue.

    (c)
    The Parent does not owe and is not obligated to pay any interest on either the 2004 Earnout Payment or the 2005 Earnout Payment for the period on or before the date that either the 2004 Earnout Payment or the 2005 Earnout Payment, as applicable, is to be paid by the Parent to the Paying Agent pursuant to this Agreement.

    (d)
    The amount of each of the 2004 Earnout Payment and the 2005 Earnout Payment will be determined as follows:

    (i)
    Within 45 days following the end of either of the 2004 Earnout Period or the 2005 Earnout Period, as applicable, the Parent will prepare and send to the Stockholders' Representative a statement (an "Earnout Statement"), together with reasonable supporting documentation, indicating (A) the amount of the Net License Fee Revenue for the 2004 Earnout Period or the 2005 Earnout Period, as applicable, (B) the amount, if any, of the 2004 Earnout Payment or 2005 Earnout Payment, as applicable, and (C) the amount, if any, by which the 2004 Earnout Payment or the 2005 Earnout Payment, as applicable, was reduced to satisfy the Parent's offset rights pursuant to Section 2.8(e) of this Agreement.

    (ii)
    In the event the Stockholders' Representative disagrees with the amount of the 2004 Earnout Payment or the 2005 Earnout Payment, as applicable, the Stockholders' Representative must notify the Parent of such disagreement within 30 days after receiving the applicable Earnout Statement. If such notice is not given, the determinations set forth in such Earnout Statement will be final and binding on the Parties.

    (iii)
    If the Stockholders' Representative gives timely notice to the Parent of his or her disagreement with the amount of the 2004 Earnout Payment or the 2005 Earnout Payment, as applicable, then the Parent and the Stockholders' Representative will attempt to resolve such dispute through good faith negotiation. If the Parent and the Stockholders' Representative are unable to resolve such dispute within 30 days after the Parent receives such notification, then the Parent and the Stockholders' Representative will appoint a mutually acceptable, nationally-recognized accounting firm to render a decision on the 2004 Earnout Payment or 2005 Earnout Payment, as applicable, which decision will be final and binding on the Parent, the Holders, the Surviving Corporation and the Stockholders' Representative. The Parent will pay 50% and the Stockholders Representative (on behalf of the Common Holders) will pay 50% of the costs and expenses of any accounting firm so used.

    (e)
    The Parent has the right to deduct from the 2004 Earnout Payment or the 2005 Earnout Payment, as applicable, all amounts then-owing to any of the Parent Parties pursuant to the offset rights under Section 2.7 of this Agreement or any of the indemnification provisions of Section 8 of this Agreement. The "Remaining 2004 Earnout" means the amount of the 2004 Earnout Payment, if any, that remains following any deductions pursuant to the offset rights under Section 2.7 of this Agreement or any of the indemnification provisions of Section 8 of this Agreement. The "Remaining 2005 Earnout" means the amount of the 2005 Earnout Payment, if any, that remains following any deductions pursuant to the offset rights under Section 2.7 of this Agreement or any of the indemnification provisions of Section 8 of this Agreement.

    (f)
    The Remaining 2004 Earnout, if any, and the Remaining 2005 Earnout, if any, will be paid to the Paying Agent as follows:

    (i)
    If after the final determination of the 2004 Earnout Payment or the 2005 Earnout Payment, as applicable, (A) there are no pending indemnification claims pursuant to Section 8 of this Agreement, and (B) the Parent has not provided the Stockholders' Representative with a written notice that, as of the date of the final determination of the 2004 Earnout Payment or the 2005 Earnout Payment, as applicable, it is pursuing or intends in good faith to pursue an indemnification claim pursuant to Section 8 of this Agreement, then the Parent will pay cash in the amount of the Remaining 2004

        Earnout or the Remaining 2005 Earnout, as applicable, to the Paying Agent within 8 business days after the final determination of the 2004 Earnout Payment or the 2005 Earnout Payment, as applicable; or

      (ii)
      If after the final determination of the 2004 Earnout Payment or the 2005 Earnout Payment, as applicable, (A) there are any pending indemnification claims pursuant to Section 8 of this Agreement, or (B) the Parent has provided the Stockholders' Representative with a written notice that, as of the date of the final determination of the 2004 Earnout Payment or the 2005 Earnout Payment, as applicable, it is pursuing or intends in good faith to pursue an indemnification claim pursuant to Section 8 of this Agreement, then the Parent will pay cash in the amount of the Remaining 2004 Earnout or the Remaining 2005 Earnout, as applicable, less the estimated amount, determined solely by the Parent in its good faith judgment, of the potential Adverse Consequences with respect to such claim, to the Paying Agent within 8 business days after the final determination of the 2004 Earnout Payment or the 2005 Earnout Payment, as applicable, with any remainder to be paid after final resolution of such claim.

    (g)
    In the event that (i) either or both of the 2004 Earnout Period or the 2005 Earnout Period have not yet elapsed and the Parent (or its successors or permitted assigns) desires to sell or otherwise transfer all or a substantial portion of the capital stock or the assets of the Surviving Corporation, including the Software, to any Person that is not an Affiliate of the Parent (or its successors or permitted assigns), or (ii) the Parent (or its successors or permitted assigns) desires to accelerate the payment of either or both of the 2004 Earnout Payment or the 2005 Earnout Payment, then the Parent (or its successors or permitted assigns) will fully satisfy its obligations to pay either or both of the 2004 Earnout Payment or the 2005 Earnout Payment by paying to the Paying Agent on behalf of the Common Holders a lump sum payment equal to the then-present value (using a 10% discount rate and assuming that the 2004 Earnout Payment would be payable on November 30, 2004, and the 2005 Earnout Payment would be payable on November 30, 2005) of $1,000,000 for either the 2004 Earnout Payment or the 2005 Earnout Payment, or $2,000,000 for both the 2004 Earnout Payment and the 2005 Earnout Payment. Any payment made for the purpose of terminating the Parent's obligations to pay either the 2004 Earnout Payment or the 2005 Earnout Payment will be subject to any right of offset and indemnification as set forth in Section 2.8(e) of this Agreement. Nothing contained in this Section 2.8 or elsewhere in this Agreement will prohibit (A) the Parent from transferring or assigning any of the capital stock or the assets of the Surviving Corporation, including the Software, to any Affiliate of the Parent, and such event does not trigger the acceleration events described in this Section 2.8(g), provided that the Parent's obligations under this Section 2.8 may not be delegated to any such Affiliate, or (B) any acquisition of the Parent by another Person (including without limitation any acquisition structured as a merger, consolidation, share exchange, sale of any substantial portion of the assets of the Parent or the sale of any substantial portion of the capital stock of the Parent), and such event does not trigger the acceleration events described in this Section 2.8(g) provided that the Person who acquires the Parent has a total market capitalization equal to or greater than the Parent.

    (h)
    The Parent will act reasonably and in good faith, but will have sole discretion in operating the business of the Surviving Corporation following the Closing and will have the exclusive right to establish the license terms, prices and discounts, payment terms and all other terms and conditions of all licenses, sublicenses or sales of the Software and all methods for distribution of the Software, regardless of how its decisions affect the 2004

      Earnout Payment or the 2005 Earnout Payment. The Parent will have no obligation to promote, operate, manage, finance or sustain in any way the Surviving Corporation or the Software at any time after the Effective Time and may, in its sole discretion, dismantle, cease to operate, sell, liquidate or otherwise dispose of any of the capital stock of the Surviving Corporation or its assets, including the Software, subject only to the possibility of an acceleration payment pursuant to Section 2.8(g) of this Agreement. The Parent will not, however, intentionally take or fail to take any action with the principal purpose of reducing or eliminating the amount of either the 2004 Earnout Payment or the 2005 Earnout Payment.

  2.9
  The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Gray, Plant, Mooty, Mooty & Bennett, P.A., in Minneapolis, Minnesota, at 9:00 a.m., on the second business day after the respective Parties have satisfied or waived all conditions to the obligations of the Parties to consummate the transactions contemplated by this Agreement (other than actions the Parties will take at the Closing itself) or any other time and date as the Parties may agree (the "Closing Date").

  2.10
  Dissenting Stock.

  (a)
  Notwithstanding any other provisions of this Agreement to the contrary, no Dissenting Stock will be converted into or represent a right to receive any portion of the Merger Consideration set forth in this Section 2, and any holder of the Dissenting Stock will only be entitled to such rights as are provided by Delaware General Corporation Law.

  (b)
  Notwithstanding the provisions of Section 2.10(a) of this Agreement, if any holder of Dissenting Stock effectively withdraws or loses (through the failure to perfect or otherwise) such holder's appraisal rights under the Delaware General Corporation Law, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares of Target Stock will automatically be converted into and represent only the right to receive that portion of the Merger Consideration to be issued in exchange for such shares, without interest thereon, and subject to any other applicable provisions of this Agreement, upon surrender of a certificate(s) representing such shares.

  (c)
  The Target will give the Parent (i) prompt notice of any written demand for appraisal received by the Target pursuant to the applicable provisions of Delaware General Corporation Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Target will not, except with the prior written consent of the Parent, make any payment with respect to any such demands or offer to settle or settle any such demands. Any communication to be made by the Target to any holder of Target Stock with respect to such demands will be submitted to the Parent in advance and will not be presented to any holder of Target Stock prior to the Target receiving the Parent's consent.

  (d)
  Notwithstanding the provisions of Section 2.10(c) of this Agreement, to the extent that the Parent or the Surviving Corporation incurs any Appraisal Costs, the Parent will be entitled to recover the full amount of such Appraisal Costs from the Escrow or any unpaid or future 2004 Earnout Payment or 2005 Earnout Payment.

3.
Representations and Warranties of the Target and the Principal Stockholders. The Target and the Principal Stockholders jointly and severally represent and warrant to the Parent and the Merger Sub that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, except as set forth in the disclosure schedule of the Target (the "Target's Disclosure Schedule") attached to this Agreement.

  3.1
  Organization, Qualification and Power. The Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Target is duly authorized to conduct business and is in good standing under the Laws of each jurisdiction where such qualification is required. The Target has full corporate power and authority and all Permits necessary to carry on the business in which it is engaged and in which it presently proposes to engage, and to own and use the properties owned and used by it. The Target is not in default or in violation of any provision of its charter, bylaws or other governing documents.

  3.2
  Capitalization. The authorized capital of the Target consists of 20,000,000 shares of Common Stock, 8,210,650 of which are issued and outstanding, and 6,000,000 shares of Preferred Stock, 3,702,921 of which are issued and outstanding as of the date of this Agreement and 4,896,951 of which will be issued and outstanding as of the Closing Date. There are no other outstanding shares of capital stock of the Target. All Target Stock that is issued and outstanding has been duly authorized, is validly issued, fully paid and nonassessable, and is held of record by the respective stockholders of the Target set forth in Section 3.2(a) of the Target's Disclosure Schedule. Except as set forth on Section 3.2(b) of the Target's Disclosure Schedule there are no outstanding or authorized options, warrants, purchase rights, phantom stock or other contracts or commitments that could require the Target to issue, sell or otherwise cause to become outstanding any Target Stock or any other capital stock of the Target. At the Effective Time, each of the options and warrants set forth on Section 3.2(b) of the Target's Disclosure Schedule will be cancelled and extinguished and will cease to have any rights with respect to any capital stock of the Target or the Surviving Corporation. There are no outstanding or authorized appreciation, phantom interest, profit participation or similar rights with respect to the Target. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Target. At the Effective Time, the Parent will be the sole owner of all of the capital stock of the Surviving Corporation, and no Person will have any right with respect to any capital stock of the Target or the Surviving Corporation. The Target has provided the Parent with correct and complete copies of the minute books and stock ledgers of the Target. The minute books and stock records of the Target reflect all material actions taken by the board of directors of the Target and accurately reflect the stock ownership and all transfers of the Target's capital stock.

  3.3
  Authorization of Transaction.

  (a)
  Persons owning a majority of the issued and outstanding Common Stock and Persons owning a majority of the issued and outstanding Preferred Stock on the applicable record date will have the power to approve the Merger on behalf of the Target.

  (b)
  Subject to the approval of the holders of the Target Stock, each of the Target and the Principal Stockholders has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the Transaction Documents to which he, she or it is a party, and to perform his, her or its obligations under this Agreement and the Transaction Documents to which he, she or it is a party. This Agreement and the Transaction Documents to which he, she or it is a party constitute the valid and legally binding obligations of the Target or each of the Principal Stockholders, as appropriate, enforceable in accordance with their respective terms and conditions. None of the Target or Principal Stockholders need to give any notice to, make any filing with or obtain any authorization, consent or approval of, any Governmental Authority or any other Person in order to consummate the transactions contemplated by this Agreement and the Transaction Documents to which it is a party.

  3.4
  Noncontravention; Consents and Approvals. Neither the execution and the delivery of this Agreement or the Transaction Documents, nor the consummation of the contemplated transactions, will (a) violate any Law to which the Target or any of the Principal Stockholders is subject, except for such violations that do not, individually or in the aggregate, have a Material Adverse Effect on the Target or its business or financial condition; (b) violate any provision of the certificate of incorporation, bylaws or other organizational documents of the Target (each as amended to date); (c) except as set forth on Section 3.4 of the Target's Disclosure Schedule, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument or other arrangement to which the Target or any of the Principal Stockholders is a party or by which he, she or it is bound, or to which any of his, her or its assets is subject (or result in the imposition of any Security Interest upon its assets); or (d) result in the cancellation, forfeiture, revocation, suspension or adverse modification of any Permit owned or held by the Target.

  3.5
  Brokers' Fees. The Target has no Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

  3.6
  Title to Assets. The Target has good and marketable title to, or a valid leasehold interest in, all material properties and assets (tangible and intangible) used by it, located on its premises, shown on its Financial Statements or acquired by it after June 30, 2003, and holds such properties and assets free and clear of all Security Interests.

  3.7
  Subsidiaries. The Target has no Subsidiaries and does not otherwise control, own directly or indirectly, or have any equity participation directly or indirectly in any corporation, limited liability company, partnership, joint venture, trust or other business association.

  3.8
  Financial Statements. Attached to Section 3.8 of the Target's Disclosure Schedule are (a) the Target's unaudited balance sheet and statement of income, changes in stockholder's equity and cash flow as of and for the fiscal years ended December 31, 2000, December 31, 2001, and December 31, 2002; and (b) the Target's unaudited balance sheet and statement of income, changes in stockholder's equity and cash flow as of and for the seven-months ended July 31, 2003 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, present fairly the financial condition and the results of operations of the Target for those periods, are correct and complete and are consistent with the books and records of the Target (which books and records are correct and complete).

  3.9
  Subsequent Events. Since June 30, 2003, there have been no changes in the assets, condition or affairs, financial or otherwise, of the Target that would individually or in the aggregate have a Material Adverse Effect on the Target. Without limiting the foregoing, since that date, except as set forth in Section 3.9 of the Target's Disclosure Schedule:

  (a)
  the Target has not sold, leased, transferred or assigned any of its assets, tangible or intangible, including the Software;

  (b)
  the Target has not entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) either involving more than $5,000 or outside the Ordinary Course of Business;

  (c)
  no party (including the Target) has accelerated, terminated, modified or cancelled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $5,000 to which the Target is a party or by which it is bound;

    (d)
    the Target has not imposed, or had imposed against it, any Security Interest upon any of its assets, tangible or intangible, including the Software;

    (e)
    the Target has not made any capital expenditure (or series of related capital expenditures) either involving more than $5,000 or outside the Ordinary Course of Business;

    (f)
    the Target has not made any capital investment in, any loan to or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans and acquisitions) either involving more than $5,000 or outside the Ordinary Course of Business;

    (g)
    the Target has not issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $5,000 singly or $10,000 in the aggregate;

    (h)
    the Target has not delayed or postponed the payment of accounts payable and other Liabilities;

    (i)
    the Target has not cancelled, compromised, waived or released any right or claim (or series of related rights and claims) either involving more than $5,000 or outside the Ordinary Course of Business;

    (j)
    the Target has not granted any license or sublicense of any rights under or with respect to any Intellectual Property, including the Software, other than in the Ordinary Course of Business to a customer listed in Section 3.25 of the Target's Disclosure Schedule;

    (k)
    there has been no change made or authorized in the certificate of incorporation, bylaws or other organizational documents of the Target, other than as expressly required under this Agreement;

    (l)
    the Target has not issued, sold or otherwise disposed of any Target Stock or any other capital stock of the Target, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any Target Stock or any other capital stock of the Target;

    (m)
    the Target has not declared, set aside or paid any dividend or made any distribution with respect to Target Stock or any other capital stock of the Target (whether in cash or in kind) or redeemed, purchased or otherwise acquired any Target Stock or any other capital stock of the Target;

    (n)
    the Target has not experienced any damage, destruction or loss (whether or not covered by insurance) to its property;

    (o)
    the Target has not made any loan to, received any loan from or entered into any other transaction with any of its directors, officers or employees;

    (p)
    the Target has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any such contract or agreement;

    (q)
    the Target has not granted any increase in the base compensation of any of its directors, officers or employees;

    (r)
    the Target has not adopted, amended, modified or terminated any Employee Benefit Plan or any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its directors, officers or employees (or taken any corrective action or other such action with respect to any other Employee Benefit Plan);

    (s)
    the Target has not made any other material change in employment terms for any of its directors, officers or employees;

    (t)
    the Target has not made or pledged to make any charitable or other capital contribution;

    (u)
    there has not been any other material occurrence, event, incident, action, failure to act or transaction outside the Ordinary Course of Business involving the Target;

    (v)
    the Target has not modified or agreed to modify, allowed any lapse or expiration of or failed to timely apply to renew any Permit; and

    (w)
    the Target has not committed to do any of the items described in this Section 3.9.

  3.10
  Liabilities.

  (a)
  The Target does not have any Liabilities, and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Target giving rise to any Liability, except for (i) Liabilities set forth on the Financial Statements (or in its notes), and (ii) Liabilities that have arisen after June 30, 2003, in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law).

  (b)
  The Target has no Liabilities, including without limitation any liability relating to the employment of the Principal Stockholders or any other Person.

  (c)
  The Target is not a guarantor or otherwise responsible for any Liability (including indebtedness) of any other Person.

  3.11
  Legal Compliance. The Target and its Affiliates have complied with and are in compliance in all material respects with all applicable Laws (including without limitation all requirements of HIPAA), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced, or to the Target's Knowledge threatened to be commenced, against any of them alleging any failure to so comply. The Software and the provision of services by the Target, whether through employees, consultants, contractors or other Persons, are in compliance in all material respects with all applicable Laws (including without limitation all requirements of HIPAA), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced, or to the Target's Knowledge threatened to be commenced, against any of them alleging any failure to so comply. No payments of either cash or other consideration have been made to any Person by or on behalf of the Target by any officer, director, stockholder or other Person that were unlawful under any Law.

  3.12
  Tax Matters.

  (a)
  The Target has timely filed all required Tax Returns. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Target (whether or not shown on any Tax Return) have been paid. The Target is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made that the Target is or may be subject to taxation by a jurisdiction where it does not file Tax Returns. No assets of the Target are subject to a Security Interest that arose in connection with any failure (or alleged failure) to pay any Tax.

  (b)
  The Target has withheld and paid all Taxes required to have been withheld and paid in connection with amounts owing to any employee, independent contractor, creditor, stockholder or other third party, including the Principal Stockholders.

    (c)
    No Principal Stockholder, director, officer or employee responsible for Tax matters of the Target expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no action, suit, proceeding, investigation, audit or claim now pending against or being conducted with respect to the Target in respect of any Tax or Tax assessment. The Target has not received from any Tax authority any notice indicating an intent to open an audit or other review, a request for information or a notice of deficiency or proposed adjustment for Tax. Section 3.12(c) of the Target's Disclosure Schedule lists all Tax Returns filed by the Target, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. Correct and complete copies of all Income Tax Returns and, if any, examination reports and statements of deficiencies assessed against or agreed to by the Target, have been provided to the Parent by the Target prior to the date of this Agreement.

    (d)
    The Target has not waived any statute of limitations or agreed to any extension of time with respect to a Tax assessment or deficiency.

    (e)
    The unpaid Taxes of the Target (i) did not, as of July 31, 2003, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the July 31, 2003 balance sheet (rather than in its notes), and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target in filing its Tax Returns. Since July 31, 2003, the Target has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside of the Ordinary Course of Business consistent with past custom and practice. The current liabilities in the Closing Date Balance Sheet will include adequate provision for (A) all liabilities for Taxes incurred or accrued by the Target as of the date thereof, and (B) any and all liabilities for Taxes which may be hereafter assessed or imposed on the Target with respect to Tax periods (or portions thereof) ending on or before the Closing Date.

    (f)
    The Target has not made payments, is not obligated to make any payments, and is not a party to any agreement that under any circumstances could obligate it to make any payments that will not be deductible under Code § 280G, except as set forth in Section 3.12(f) of the Target's Disclosure Schedule. The Target has disclosed on its federal Income Tax Returns all positions taken that could give rise to a substantial understatement of federal Income Tax within the meaning of Code § 6662. The Target: (i) is not a party to any Tax allocation or sharing agreement; (ii) has not been a member of an Affiliated Group filing a consolidated federal Income Tax Return; or (iii) has no Liability for the Taxes of any Person (other than any of the Target) under Treas. Reg. § 1.1502-6 (or any similar provision of Law), as a transferee or successor, by contract or otherwise. The Target has not filed a consent under Code § 341(f) concerning collapsible corporations. The Target will not be required to include any item of income in, or exclude any item or deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date, (B) Closing Agreement as described in Code § 7121 (or any corresponding or similar provision of state, local or foreign Income Tax law), (C) prepaid amount received on or prior to the Closing Date, or (D) or any installment, sale or open transaction disposition made on or prior to the Closing Date. The Target has not been a United States real property holding corporation within the meaning of Code § 897(c)(2) during the applicable period specified in Code § 897(c)(1)(A)(ii). Each holder of Target Stock is a United States person as defined in Code § 7701(a)(30).

    (g)
    Section 3.12(g) of the Target's Disclosure Schedule sets forth the following information for the Target as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing Date giving effect to the consummation of the contemplated transactions): (i) the basis of the Target in its assets; and (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign Tax or excess charitable contribution allocable to the Target.

    (h)
    The Target has not distributed stock of another Person, or has had its Target Stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code §§ 355 or 361.

  3.13
  Real Property. The Target has not and does not own any real property. Except as listed in Section 3.13 of the Target's Disclosure Schedule, the Target does not lease, sublease or otherwise use any real property in the operation of its business. Correct and complete copies of the Leases have been provided to the Parent by the Target prior to the date of this Agreement.

  (a)
  All of the Leases are in full force and effect and are valid, binding and enforceable in accordance with their terms. No party to the Leases is in material breach or default under, and no event has occurred that, with notice or lapse of time, would constitute a material breach or default or permit termination, modification or acceleration under the Leases.

  (b)
  No violation of any Law, Permit or other governmental requirement (including without limitation Laws relating to zoning or land use) relating to the real property covered by the Leases presently exists, and the Target has not received notice of any such violation.

  (c)
  There is no pending, threatened or contemplated condemnation or eminent domain proceeding, or other litigation affecting the real property covered by the Leases, and there is no pending or contemplated sale or other disposition of any real property covered by the Leases.

  (d)
  No portion of the real property covered by the Leases has suffered any damage by fire or other casualty that has not been completely repaired and restored to the same condition that existed prior to such casualty.

  3.14
  Intellectual Property.

  (a)
  The Target owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary for the operation of the business of the Target as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Target immediately before the Closing will be owned or available for use by the Surviving Corporation on identical terms and conditions immediately after the Closing. The Target has taken all necessary actions to maintain and protect each item of Intellectual Property that it owns or uses.

  (b)
  The Target has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of any third party. The Target has not received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Target must license or refrain from using any Intellectual Property rights of any third party). To the Target's Knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Target.

  (c)
  Section 3.14(c)—1 of the Target's Disclosure Schedule identifies the following: (i) each patent or registration that has been issued to the Target for any Intellectual Property;

      (ii) each pending patent application or application for registration that the Target has made for any of its Intellectual Property; (iii) each license, agreement or other permission that the Target has granted to any third party with respect to Intellectual Property (together with any exceptions); and (iv) each trade name or unregistered trademark used by the Target in connection with its business. Correct and complete copies of all such patents, registrations, applications, licenses, agreements and permissions (as amended to date) have been provided to Parent by Target prior to the date first written above. Correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each item have been provided to the Parent by the Target prior to the date of this Agreement.

    (d)
    With respect to each item of Intellectual Property required to be identified in Section 3.14(c)—1 of the Target's Disclosure Schedule, and except as otherwise indicated in Section 3.14(c)—2 of the Target's Disclosure Schedule: (i) the Target possess all right, title and interest in and to the item free and clear of any Security Interest, license or other restriction; (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge; (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Target's Knowledge, is threatened that challenges the legality, validity, enforceability, use or ownership of the item; and (iv) the Target has not agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item.

    (e)
    Section 3.14(e) of the Target's Disclosure Schedule identifies each item of Intellectual Property that any third party owns, which the Target uses pursuant to license, sublicense, agreement or permission. No Intellectual Property of any third party is embedded in any of the Target's Intellectual Property, including the Software, except as otherwise indicated in Section 3.14(e) of the Target's Disclosure Schedule. Correct and complete copies of all such licenses, sublicenses, agreements and permissions (as amended to date), if any, have been provided to the Parent by the Target prior to the date of this Agreement.

    (f)
    With respect to each item of Intellectual Property required to be identified in Section 3.14(e) of the Target's Disclosure Schedule: (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect; (ii) the license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the contemplated transactions; (iii) no party to the license, sublicense, agreement or permission is in breach or default, and no event has occurred that, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration; (iv) no party to the license, sublicense, agreement or permission has repudiated any provision thereof; (v) for each sublicense, the representations and warranties set forth in subsections (i) through (iv) above are true and correct for the underlying license; (vi) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge; (vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Target's Knowledge, is threatened that challenges the legality, validity or enforceability of the underlying item of Intellectual Property; and (viii) except as otherwise set forth in Section 3.14(e) of the Target's Disclosure Schedule, the Target has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

    (g)
    To the Target's Knowledge, the Target will not interfere with, infringe upon, misappropriate or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as currently conducted.

    (h)
    Except as set forth on Section 3.14(h) of the Target's Disclosure Schedule, the Target owns all components included in the Software and the Software contains no freeware, shareware or other open source free or public domain software. Section 3.14(h) of the Target's Disclosure Schedule identifies all ancillary software necessary to use the Software. The Target has no obligation to make any payment with respect to the use of the freeware identified on Section 3.14(h) of the Target's Disclosure Schedule. The Target owns, possesses and controls all source code, object code, documentation, benchmark tests, programmer level documentation, user level documentation, specifications and other materials necessary for the use of the Software. Except as set forth on Section 3.14(c)—1 of the Target's Disclosure Schedule, no copies of the Software's source code, object code, programmer level documentation, user level documentation, benchmark tests or any other documentation relating to the Software have been provided to any third parties. The Software is free of any remote or automatic disabling or recapture devices, passwords, master access keys, security devices, trap doors or computer viruses. The Software fully complies in all respects with the associated documentation, including without limitation the documents attached as Schedule A to this Agreement, and such associated documentation accurately and completely describes the operation and use of the Software.

    (i)
    Section 3.14(i) of the Target's Disclosure Schedule sets forth the name of all Persons conducting pre-release testing and all Persons who have pre-release agreements, whether written or oral, with the Target relating to the Software. Section 3.14(i) of the Target's Disclosure Schedule sets forth a summary of the terms and conditions of the Target's pre-release (e.g., alpha, beta or similar designation) agreements with the entities set forth on Section 3.14(i) of the Target's Disclosure Schedule. The Target is not obligated to support or update any of the Software currently in pre-release (e.g., alpha, beta or similar designation) with the Persons set forth on Section 3.14(i) to the Target's Disclosure Schedule.

    (j)
    To the Target's Knowledge, none of the Principal Stockholders or the Target has used any Intellectual Property that any of the current or former employees of the Target created in any former employment or contractual relationship with any third party in the development of any Intellectual Property for the Target, including the Software, except as permitted by Law.

    (k)
    All former and current employees, consultants, contractors and other Persons (including without limitation the Principal Stockholders) who have ever been involved in any aspect of the design or creation of any of the Target's Intellectual Property, including the Software, have executed valid and enforceable written agreements that cause ownership to accrue to or that assign to the Target any and all rights to all Intellectual Property, including inventions, improvements or discoveries, whether patentable or not, made by them during their service to the Target. Correct and complete copies of all such written agreements have been provided to the Parent by the Target prior to the date of this Agreement. No former or current employee, consultant, contractor or other Person (including without limitation the Principal Stockholders) who has ever been involved in any aspect of the design or creation of any of the Target's Intellectual Property, including the Software, designed or created any of the Target's Intellectual Property, including the Software, on his or her own time or without the use of any equipment, supplies, facilities or trade secret information of the Company.

    (l)
    The Target has taken all steps necessary and appropriate to protect and preserve the confidentiality of all Confidential Information. All former and current employees, consultants, contractors and other Persons who have ever had access to any Confidential

      Information have executed valid and enforceable written confidentiality agreements. All use, disclosure or appropriation of Confidential Information to or by any third party has been pursuant to the terms of a valid and enforceable written confidentiality agreement between the Target and such third party. Correct and complete copies of all such written confidentiality agreements have been provided to the Parent by the Target prior to the date of this Agreement.

  3.15
  Tangible Assets. Section 3.15 of the Target's Disclosure Schedule identifies all material equipment, personal property and other tangible assets owned or leased by the Target. The equipment, personable property and other tangible assets identified in Section 3.15 of the Target's Disclosure Schedule constitutes all material equipment, personal property and other tangible assets necessary for the conduct of the Target's business as presently conducted and as presently proposed to be conducted. Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

  3.16
  Contracts. Section 3.16 of the Target's Disclosure Schedule lists all contracts and other agreements, whether written or oral, to which the Target is a party or by which it is bound, including without limitation all material contracts and other agreements, whether written or oral, between the Target and any of its current and former employees, its customers and its licensees. Without limiting the foregoing, Section 3.16 of the Target's Disclosure Schedule lists the following contracts and other agreements, whether written or oral, as amended to date, to which the Target is a party or which relate in any manner to the Target or the Software:

  (a)
  any agreement (or group of related agreements) for the lease of personal property to or from any Person;

  (b)
  any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than 3 months, result in a material loss to the Target or involve consideration in excess of $5,000;

  (c)
  any agreement concerning a partnership, joint venture or consulting relationship;

  (d)
  any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $5,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

  (e)
  any agreement concerning confidentiality, noncompetition, nonsolicitation or any other restrictive covenants;

  (f)
  any agreement involving any of the Principal Stockholders and their respective Affiliates and trustees;

  (g)
  any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other plan or arrangement for the benefit of its current or former directors, officers and employees, and related documents for administering and providing such benefits;

  (h)
  any collective bargaining agreement;

  (i)
  any agreement for the employment of any individual on a full-time, part-time, consulting or other basis;

    (j)
    any agreement under which it has advanced or loaned any amount to any of its directors, officers and employees;

    (k)
    any power of attorney or any agreement granting any power of attorney with respect to the affairs of the Target;

    (l)
    any indemnity agreement, suretyship contract, performance bond, working capital maintenance or other form of guaranty agreement;

    (m)
    any agreement to indemnify, hold harmless or defend any Person;

    (n)
    any agreement under which the consequences of a default or termination could have a Material Adverse Effect on the Target;

    (o)
    any agreement with respect to the Software, including without limitation license, maintenance or support agreements; or

    (p)
    any other agreement (or group of related agreements) the performance of which involves consideration in excess of $5,000.

    Correct and complete copies of each written agreement listed in Section 3.16 of the Target's Disclosure Schedule have been provided to the Parent by the Target prior to the date of this Agreement. Section 3.16 of the Target's Disclosure Schedule contains a written summary setting forth all terms and conditions of each oral agreement. With respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) no party to the agreement is in breach or default, and no event has occurred that, with notice or lapse of time, would constitute a breach or default, or permit termination, modification or acceleration, under the agreement; and (iv) no party has repudiated any provision of the agreement.

  3.17
  Permits. Section 3.17 of the Target's Disclosure Schedule lists all Permits issued to the Target. Each such Permit is in full force and effect, and the Target is in compliance with all of its material obligations with respect to such Permits. None of the Permits were denied or otherwise opposed prior to issuance, nor are they currently the subject of any review by any Governmental Authority or opposition by any Person. To the Target's Knowledge, no event has occurred that allows, or upon the giving of notice or the lapse of time or otherwise would allow, revocation or termination of any such Permit. The Target has paid all amounts that are currently due and owing as of the Closing Date under each of the Permits and has timely applied to renew all Permits scheduled to expire on or before the Closing Date. The Permits listed in Section 3.17 of the Target's Disclosure Schedule constitute all Permits necessary in order for the Target to carry on its business as presently conducted or as presently proposed to be conducted. Correct and complete copies of each of the Permits listed in Section 3.17 of the Target's Disclosure Schedule have been provided to the Parent by the Target prior to the date of this Agreement.

  3.18
  Insurance. Section 3.18 of the Target's Disclosure Schedule sets forth the following information with respect to each insurance policy (including without limitation policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which the Target is or has been a party, a named insured or otherwise the beneficiary of coverage at any time: (a) the name, address and telephone number of the agent; (b) the name of the insurer, the name of the policyholder and the name of each covered insured; (c) the policy number and the period of coverage; (d) the scope (including an indication of whether the coverage is or was on a claims made, occurrence or other basis)

    and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and (e) a description of any retroactive premium adjustments or other loss-sharing arrangements. With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable and in full force and effect; (ii) neither the Target nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, would constitute a breach or default, or permit termination, modification or acceleration, under the policy; and (iii) no party to the policy has repudiated any provision of such policy. Since its inception, the Target has been covered by insurance in scope and amount customary and reasonable for the business in which it has engaged during that period. Section 3.18 of the Target's Disclosure Schedule describes any self-insurance arrangements affecting the Target.

  3.19
  Litigation. The Target (a) is not and has never been subject to any injunction, judgment, order, decree, ruling or charge, and (b) is not now and has never been a party, or threatened to be made a party, to any action, suit, proceeding, hearing or investigation of, in or before any Governmental Authority.

  3.20
  Banking Arrangements. All of the arrangements that the Target has with any banking or financial institution are completely and accurately described in Section 3.20 of the Target's Disclosure Schedule, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking accounts, borrowing arrangements, safe deposit boxes, etc.) and the Person authorized in respect to such account. All cash held in such accounts is held in demand deposits and is not subject to any restriction or documentation as to withdrawal.

  3.21
  Employment Matters.

  (a)
  The Target has complied in all respects with all Laws relating to employment, including without limitation all Laws concerning equal employment opportunity, nondiscrimination, leaves and absences, immigration, calculation of any payment of wages, hours, unemployment taxes and benefits, other employment-related benefits, including ERISA, COBRA and HIPAA, any and all Laws relating to collective bargaining, the payment of social security and similar Taxes, occupational safety and health and plant closing.

  (b)
  The Target is not a party to or bound by any collective bargaining agreement, nor has the Target experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Target has not committed any unfair labor practice.

  (c)
  The Target has no unresolved employment-related charges, claims, lawsuits or other Liabilities. There are no unresolved complaints from any current or former employees concerning any matters relating to employment with the Target. Except as disclosed on Section 3.21 of the Target's Disclosure Schedule, the Target has no Liability for, and the consummation of the transaction under this Agreement will not cause the Target to have any Liability or future Liability for, any employment-related matters, including without limitation any claims for unpaid wages, salary, bonuses, benefits, severance or other compensation due to current or former employees, whether or not asserted.

  (d)
  The Target has not treated any Person as an independent contractor who should have been treated as an employee under any Law or otherwise.

  (e)
  No current or former employee has, and the Target has no Liability for, any accrued and unpaid vacation, flexible time off, paid time off or other similar benefits.

  (f)
  Except as listed on Section 3.21(f) of the Target's Disclosure Schedule, the Target is not a party to any agreement for the employment of any individual, and all of the current employees of the Target are employees at-will and may be terminated by the Target at any time and for any or no reason without any Liability.

    (g)
    Section 3.21(g) of the Target's Disclosure Schedule sets forth a list of all current employees of the Target and identifies whether each such employee is an "exempt" or "non-exempt" employee, as such terms are used in the labor Laws of the State of California. The Target has correctly identified each such employee as "exempt" or "non-exempt" according to the labor Laws of the State of California. To the Target's Knowledge, none of the employees of the Target intend to voluntarily cease their employment with the Target prior to the Closing Date or with the Surviving Corporation following the Closing.

  3.22
  Employee Benefits.

  (a)
  Section 3.22(a) of the Target's Disclosure Schedule lists and describes briefly each Employee Benefit Plan, including without limitation: (i) the type of plan; (ii) the funding arrangements for the plan; (iii) the sponsorship of the plan; and (iv) the participating employers in the plan. All contributions that are due to an Employee Benefit Plan have been made within the time periods prescribed by ERISA and the Code. Each Employee Benefit Plan complies in all respects with the terms of such plan and with the applicable requirements of ERISA, the Code, HIPAA and any other applicable Laws. Each Employee Benefit Plan that is intended to comply with Code § 401(a) has received a favorable determination letter from the IRS and nothing has occurred since the date of such determination that could adversely affect the qualified status of any such Employee Benefit Plan. All applicable Employee Benefit Plans have been timely amended for the requirements of the Tax legislation commonly known as "GUST II" and "EGTRRA" and have been submitted to the IRS for a favorable determination letter on the GUST II requirements within the remedial amendment period prescribed by GUST II. All required reports, notices and descriptions have been timely filed and appropriately distributed, as required by applicable Law. The requirements of COBRA (and any applicable state Law that mandates continuation coverage) have been met with respect to each Employee Benefit Plan that is an Employee Welfare Benefit Plan (as that term is defined in ERISA § 3(1)) that is subject to COBRA. Each Employee Benefit Plan can be terminated with no more than 30 days notice.

  (b)
  With respect to any Employee Benefit Plan that the Target (or any member of its "controlled group" as that term is used in Code § 414(b), (c)) maintains or has ever maintained or to which it contributes, has ever contributed or has ever been required to contribute, there have been no Prohibited Transactions (as that term is defined in ERISA § 406 and Code § 4975). No Fiduciary (as that term is defined in ERISA § 3(21)) has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plan. No action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Target's Knowledge, threatened. To the Target's Knowledge, there is no basis for any such action, suit, proceeding, hearing or investigation.

  (c)
  No action, suit, proceeding, hearing, corrective procedure, investigation or audit with respect any Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Target's Knowledge, threatened. To the Target's Knowledge, there is no basis for any such action, suit, proceeding, hearing, corrective procedure, investigation or audit.

  (d)
  Except as set forth on Section 3.22(d) of the Target's Disclosure Schedule, the Target (or any member of its "controlled group" as that term is used in Code § 414(b), (c)) has not,

      now or in the past, maintained or contributed to, or been required to contribute to, any Employee Welfare Benefit Plan (as that term is defined in ERISA § 3(1)) providing medical, health or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Code § 4980B).

    (e)
    The Target (or any member of its "controlled group" as that term is used in Code § 414(b), (c)) does not have any obligation to contribute to, or any Liability under or with respect to, any Employee Benefit Plan that is a "defined benefit plan" (as defined in ERISA § 3(35)). The Target has not incurred, and has no reason to expect that it will incur, any Liability to the Pension Benefit Guaranty Corporation (other than non-delinquent premium payments) or otherwise under Title IV of ERISA (including withdrawal Liability) or under the Code. No asset of the Target is subject to any lien under ERISA or the Code. The Target does not have any obligation to contribute to, or any Liability (including withdrawal liability as defined in ERISA § 4201) under or with respect to, any Multiemployer Plan.

    (f)
    Each individual who has received compensation for the performance of services on behalf of the Target has been properly classified as an employee or independent contractor in accordance with applicable Laws.

    (g)
    Correct and complete copies of (i) the most recent determination letter, if any, received by the Target from the IRS regarding each Employee Benefit Plan; (ii) the most recent financial statements and annual report or return, if any, for each Employee Benefit Plan; (iii) all documents, trust agreements, insurance contracts, service agreements and all related contracts and documents (including any employee summaries and material employee communications) with respect to each Employee Benefit Plan; and (iv) the most recent disclosure or notice documents relating to each Employee Benefit Plan, as required by applicable Law, have been provided to the Parent by the Target prior to the date of this Agreement.

  3.23
  Environmental, Health and Safety Matters.

  (a)
  Each of the Target and its predecessors and Affiliates has complied and is in compliance with all Laws concerning public health and safety, worker health and safety, and pollution or protection of the environment, the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and in effect, now or in the future. To the Target's Knowledge, there are no facts or circumstances that would give rise to any Liability to any Person under any such Laws.

  (b)
  No portion of the real property now or previously leased by the Target, including without limitation all real property covered by the Leases, contains or contained any hazardous materials or substances, tanks, lead paint, asbestos, any type of wells or petroleum, nor is or was there any other release or disposal that has occurred at such property during the Target's occupancy that may violate any Laws.

  3.24
  Software Warranty. All software or other products manufactured, sold, licensed, leased or delivered by the Target, including without limitation the Software, has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Target has no Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Target giving rise to any Liability) for replacement or repair of, or damages to, such software or other products. No software or other products manufactured, sold, licensed, leased or delivered by the Target, including without limitation the Software, is subject to any guaranty, warranty or other indemnity, except as disclosed in and attached to Section 3.24 of the Target's Disclosure Schedule. Copies of all standard terms and conditions of sale, license or lease of the software or other products of the Target, including without limitation the Software, and any and all applicable guaranty, warranty and indemnity provisions have been provided to Parent by Target prior to the date first written above.

  3.25
  Customers and Suppliers.

  (a)
  Section 3.25 of the Target's Disclosure Schedule lists all of the customers or licensees of the Target as of August 31, 2003 and August 31, 2002, and sets forth opposite the name of each such customer or licensee the amount of net revenue attributable to such customer. Section 3.25 of the Target's Disclosure Schedule lists any and all commitments to, or contracts and agreements with, any customer or licensee of the Target (including without limitation any commitments to, or contracts and agreements with, any customer or licensee of the Target relating to maintenance, support, consulting or services), whether written or oral, to which the Target is a party or by which it is or may be bound.

  (b)
  Since June 30, 2003, no supplier of the Target has indicated that it will stop, or decrease the rate of, supplying materials, products or services to the Target.

  (c)
  Since June 30, 2003, no customer of the Target has indicated that it will stop, or decrease the rate of, buying products or services from the Target.

  3.26
  Transactions with Affiliates. Section 3.26 of the Target's Disclosure Schedule lists all contracts and agreements between the Target and any Affiliate of the Target. All such contracts and agreements have been terminated as of the Closing without any Liability or future Liability to the Target.

  3.27
  Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Target.

  3.28
  Accounts Receivable. All notes and accounts receivable of the Target are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible and will be collected in accordance with their terms at their recorded amounts.

  3.29
  Disclosure Documents. The Disclosure Documents do not and will not as of the Closing contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in the Disclosure Documents, in the light of the circumstances under which they are made, not false or misleading.

  3.30
  Stockholder Voting Agreement. On or prior to the date of this Agreement, the Target has delivered to the Parent fully executed copies of Stockholder Voting Agreements from each of Maher Hakim, Muwaffa Lahham and Gene Barduson, with respect to shares of the Common Stock, and from each of Muwaffa Lahham, Edges Technologies, Saleh Alghoul, Yellow Mountain Holdings, Inc., East and West International Group, Ahmed Abdulrahim Al-Zarouni, Abdulwahid Ismali Saeedi Al-Zarouni, Dr. Abdulla Ibrahim, Deema Isam Alam, Sheikh Khaled Bin Zayed Al Nehayan, Maher Hakim and Ismail Wahid Saeedi, with respect to shares of the Preferred Stock. Collectively, the number of shares of the Target Stock subject to the Stockholder Voting Agreements constitute a sufficient number of shares of the Preferred Stock necessary to approve the waiver of the liquidation preference for the Preferred Stock contained in the Target's certificate of incorporation, and a sufficient number of shares of the Target Stock necessary to approve the transactions contemplated by this Agreement, including without limitation the Merger. The Stockholder Voting Agreements constitute the valid and legally binding obligations of each of Maher Hakim, Muwaffa Lahham and Gene Barduson with respect to shares of the Common Stock, and of each of Muwaffa Lahham, Edges Technologies, Saleh Alghoul, Yellow Mountain Holdings, Inc., East and West International Group, Ahmed Abdulrahim Al-Zarouni, Abdulwahid Ismali Saeedi Al-Zarouni, Dr. Abdulla Ibrahim, Deema Isam Alam, Sheikh Khaled Bin Zayed Al Nehayan, Maher Hakim and Ismail Wahid Saeedi, with respect to shares of the Preferred Stock, and are enforceable in accordance with their terms.

  3.31
  Expenses. The Target has not borne, paid or in any manner been ultimately responsible for any of the costs or expenses of the Target or the Principal Stockholders (including without limitation any of their legal fees and expenses) in connection with this Agreement, the Transaction Documents or any of the contemplated transactions, other than $80,000 of legal fees and expenses of the Target that were incurred by the Target in connection with this Agreement and the transactions contemplated by this Agreement, which are to be paid by the Target pursuant to Section 12.11 of this Agreement.

  3.32
  Notes and Loans. All promissory notes issued by the Target, whether or not convertible into Target Stock and including without limitation the convertible note held by Robert Brownell, have been paid in full or converted into Target Shares, except that, as of the date of this Agreement, Sheikh Khaled Bin Zayed Al Nehayan has agreed to receive Preferred Stock and Warrants in exchange for the conversion, cancellation and delivery of that certain Promissory Note and Credit Facility/Loan Agreement, dated February 26, 2003, between the Target and Sheikh Khaled, effective immediately prior to the Closing, pursuant to the terms of that certain Stock Purchase Agreement, dated September    , 2003, by and between the Target and Sheikh Khaled, a copy of which is attached to this Agreement as Exhibit E, and which constitutes the valid and legally binding obligations of each of the Target and Sheikh Khaled, and is enforceable in accordance with its terms.

  3.33
  Other Information. The information concerning the Target and the Principal Stockholders set forth in this Agreement, the Schedules attached to this Agreement, the Transaction Documents and any statement or certificate of the Target or the Principal Stockholders furnished or to be furnished to the Parent, Merger Sub or, if after the Closing, the Surviving Corporation pursuant to this Agreement does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading.

4.
Representations and Warranties of the Parent and the Merger Sub. The Parent and the Merger Sub represent and warrant to the Target and the Holders that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, except as set forth in the disclosure schedule of the Parent and the Merger Sub (the "Parent's Disclosure Schedule") attached to this Agreement.

4.1
Organization. Each of the Parent and the Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

4.2
Authorization of Transaction. Each of the Parent and the Merger Sub has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the Transaction Documents to which it is a party, and to perform its obligations under this Agreement and the Transaction Documents to which it is a party. This Agreement and the Transaction Documents to which it is a party constitute the valid and legally binding obligations of the Parent or the Merger Sub, as applicable, enforceable in accordance with their respective terms and conditions.

  4.3
  Noncontravention. Neither the execution and the delivery of this Agreement or the Transaction Documents to which either the Parent or the Merger Sub is a party, nor the consummation of the contemplated transactions, will (a) violate any Law to which either the Parent or the Merger Sub is subject or any provision of the certificate of incorporation or bylaws of either the Parent or the Merger Sub (each as amended to date), or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which either the Parent or the Merger Sub is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon its assets), except for such violations, defaults, breaches or other occurrences that do not, individually or in the aggregate, have a Material Adverse Effect on the Parent or its business or financial condition.

  4.4
  Brokers' Fees. Neither the Parent nor the Merger Sub has any Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

5.
Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

5.1
General. Each of the Parties will use his, her or its reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 7 of this Agreement).

5.2
Notices and Consents. The Target will give any notices to third parties and will use its reasonable best efforts to obtain any third party consents that are necessary or that the Parent may reasonably request in connection with the transactions contemplated by this Agreement (including without limitation any consents required under any of the Leases). Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents and approvals of any Governmental Authority necessary in connection with the transactions contemplated by this Agreement.

5.3
Operation of Business. The Target will not, without the consent of the Parent, engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business, except as expressly contemplated by this Agreement. Without limiting the foregoing, the Target will not, without the consent of the Parent, except as expressly contemplated by this Agreement, do any of the following:

(a)
sell, lease (as lessor), transfer or otherwise dispose of, any of material assets of the Target, other than as used, consumed or replaced in the Ordinary Course of Business consistent with good business practices, or encumber, pledge, mortgage or suffer to be imposed on any of the material assets of the Target any Security Interests;

(b)
amend, terminate, allow to lapse or expire, fail to timely apply for renewal of, or otherwise modify in any respect any agreement identified in Section 3.16 of the Target's Disclosure Schedule or any Permit other than in the Ordinary Course of Business or as may be required in connection with transferring the rights or obligations under such agreement or Permit to the Parent pursuant to this Agreement;

    (c)
    make any capital expenditures of more than $10,000 or enter into a capital commitment with respect thereto;

    (d)
    amend or otherwise change its charter, bylaws, member control agreement or equivalent organizational documents;

    (e)
    issue, sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any Target Stock or other capital stock in the Target, or any options, warrants, convertible securities or other rights of any kind to acquire any Target Stock or other capital stock or any other ownership interest (including without limitation any phantom stock) in the Target;

    (f)
    acquire (including without limitation by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or any division thereof or any material amount of assets; form any Subsidiary; incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except borrowing in the Ordinary Course of Business pursuant to any existing credit agreements;

    (g)
    hire any employees, increase the compensation payable or to become payable to, or grant any severance or termination pay to, its officers, directors, employees or consultants or enter into any employment, consulting or severance agreement with, any director, officer or other employee or consultant of the Target, or establish, adopt, enter into, amend, correct or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement (including any Employee Benefit Plan) for the benefit of any director, officer, employee or consultant;

    (h)
    declare, set aside or pay any dividend or make any distribution with respect to its capital stock, or redeem, purchase or otherwise acquire any of its capital stock;

    (i)
    otherwise engage in any practice, take any action or enter into any transaction of the sort described in Section 3.9 of this Agreement; or

    (j)
    otherwise commit to do any of the items described in this Section 5.3.

  5.4
  Preservation of Business. The Target will keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, insurance policies and relationships with lessors, licensors, suppliers, customers and employees.

  5.5
  Full Access. The Target will permit representatives of the Parent to have full access, at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Target, to all premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to the Target.

  5.6
  Notice of Developments. Each Party will give prompt written notice to the others of any development causing a breach of any of its own representations and warranties in Sections 3 or 4 of this Agreement. No disclosure by any Party pursuant to this Section 5.6, however, will be deemed to amend or supplement the Target's Disclosure Schedule or the Parent's Disclosure Schedule, as applicable, to have qualified the representations and warranties contained in Sections 3 or 4 of this Agreement, or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

  5.7
  Exclusivity. Neither the Principal Stockholders nor the Target will (a) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the acquisition of any Target Stock or other capital stock or other voting securities, or any substantial portion of the assets, of the Target (including any acquisition structured as a merger, consolidation or share exchange), or (b) participate in any discussions or negotiations regarding, furnish any information, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the activities under Section 5.7 of this Agreement. The Principal Stockholders and the Target must notify the Parent immediately if any Person makes any proposal, offer, inquiry or contact in this regard.

  5.8
  Insurance. The Target will maintain in full force and effect all policies of insurance in substantially the same amounts and types of coverage as are presently in effect on the date of this Agreement.

  5.9
  Termination of Target's 401(k). The Target will terminate its 401(k) Plan on or before the Closing Date. The Target will sign, resolve, file and distribute all necessary documentation and distributions required by all applicable Laws to effectuate the termination of its 401(k) Plan.

  5.10
  Tax Matters. Without the prior written consent of the Parent, the Target may not make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Target, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Target, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of the Parent or any of its Subsidiaries (including the Surviving Corporation) for any period ending after the Closing Date or decreasing any Tax attribute of the Parent or any of its Subsidiaries (including the Surviving Corporation) existing on the Closing Date.

  5.11
  Special Meeting. The Target will call a special meeting of the holders of Target Stock (the "Special Meeting"), as soon as practicable, and in no event more than 35 days, after the date of this Agreement in order for (a) the holders of the Preferred Stock to consider and vote upon the waiver of the liquidation preference for the Preferred Stock contained in the Target's certificate of incorporation, and (b) the holders of Target Stock to consider and vote upon the transactions contemplated by this Agreement, including without limitation the Merger, in accordance with the Delaware General Corporation Law. The Target will mail the Disclosure Documents to each of the holders of Target Stock as soon as practicable, and in no event more than 5 days, after the date of this Agreement, but only after the Parent has had a reasonable opportunity to review and comment on, and has approved, the Disclosure Documents. Included within the Disclosure Documents will be recommendations from the board of directors of the Target that the holders of Preferred Stock approve the waiver of the liquidation preference for the Preferred Stock contained in the certificate of incorporation, and that the holders of Target Stock approve the transactions contemplated by this Agreement, including without limitation the Merger. The board of directors of the Target will use their best efforts to obtain approval of the holders of the Preferred Stock for the waiver of the liquidation preference for the Preferred Stock contained in the Target's certificate of incorporation, and to obtain the approval of the holders of Target Stock for the transactions contemplated by this Agreement, including without limitation the Merger.

6.
Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing Date.

6.1
General. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the Transaction Documents and the contemplated transactions, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, and the requesting Party will pay all reasonable out-of-pocket costs and expenses of the requested Party (unless the requesting Party is entitled to indemnification for the requested action under Section 8 of this Agreement). The Target and Principal Stockholders acknowledge and agree that from and after the Closing the Parent will be entitled to possession of all documents, books, records (including Tax records), agreements and financial data relating to the Target.

6.2
Transition. The Principal Stockholders and their respective Affiliates will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of the Target from maintaining the same business relationships with the Surviving Corporation after the Closing as it maintained with the Target prior to the Closing.

6.3
Confidentiality. The Principal Stockholders will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Parent or destroy, at the request and option of the Parent, all tangible embodiments (and all copies) of the Confidential Information that are in his or her possession. In the event that any of the Principal Stockholders are requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, the Principal Stockholder must notify the Parent promptly of the request or requirement so that the Parent may seek an appropriate protective order or waive compliance with the provisions of this Section 6.3. If, in the absence of a protective order or the receipt of a waiver, the Principal Stockholders are, on the advice of counsel, compelled to disclose any Confidential Information to the tribunal or else stand liable for contempt, the Principal Stockholders may disclose the Confidential Information to the tribunal. The disclosing party must use his or her reasonable best efforts to obtain, at the request of the Parent, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Parent may designate. The obligations of the Principal Stockholders under this Section 6.3 are in addition to and not in derogation of any other confidentiality obligations of the Principal Stockholders to the Parent, its Subsidiaries (including the Surviving Corporation) and its Affiliates, whether by contract, Law or otherwise.

6.4
Covenant Not to Compete.

(a)
For a period of 2 years from and after the Closing Date, and regardless of whether either Maher Hakim or Muwaffa Lahham is an employee of the Parent or its Subsidiaries (including the Surviving Corporation) at any time following the Closing, neither Maher Hakim nor Muwaffa Lahham will engage directly or indirectly (except having less than 1% ownership of the outstanding stock in any publicly-traded corporation) in the United States of America in any business that the Target conducts as of the Closing Date. The Parent's rights under this Section 6.4 may be enforced by any successor or assign of any of the Parent or the Surviving Corporation, or their Affiliates.

(b)
If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6.4 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

    (c)
    Each of Maher Hakim and Muwaffa Lahham acknowledges and agrees that this covenant not to compete is reasonable and necessary to protect the Parent's legitimate business interests, including without limitation the confidential and professional information and trade secrets of the Parent and its Subsidiaries (including the Surviving Corporation).

  6.5
  Nonsolicitation; Non-Hire and Noninterference.
  (a)
  For a period of 3 years from and after the Closing Date, and regardless of whether the Principal Stockholder was an employee of the Parent or its Subsidiaries (including the Surviving Corporation) at any time following the Closing, none of the Principal Stockholders will directly or indirectly (i) induce or attempt to induce any employee, officer, director, independent contractor, consultant, agent or other personnel of the Parent or its Subsidiaries (including the Surviving Corporation) to leave the employ of the Parent and its Subsidiaries (including the Surviving Corporation), or in any way interfere adversely with the relationship between any such employee, officer, director, independent contractor, consultant, agent or other personnel and the Parent and its Subsidiaries (including the Surviving Corporation), (ii) induce or attempt to induce any employee, officer, director, independent contractor, consultant, agent or other personnel of the Parent or its Subsidiaries (including the Surviving Corporation) to work for, render services or provide advice to or supply confidential business information or trade secrets of the Parent and its Subsidiaries (including the Surviving Corporation) to any Person, (iii) employ, or otherwise pay for services rendered by, any employee, officer, director, independent contractor, consultant, agent or other personnel of the Parent or its Subsidiaries (including the Surviving Corporation) in any business enterprise with which any of the Sellers and their respective Affiliates may be associated, connected or affiliated, or (iv) induce or attempt to induce any customer, supplier, licensee, licensor or other Person having a business relationship with the Target to cease doing business with the Parent and its Subsidiaries (including the Surviving Corporation), or in any way interfere with the relationship between any such customer, supplier, licensee, licensor or other such Person and the Parent and its Subsidiaries (including the Surviving Corporation). The Parent's rights under this Section 6.5 may be enforced by any successor or assign of any of the Parent or the Surviving Corporation, or their Affiliates.

  (b)
  The obligations of the Principal Stockholders under this Section 6.5 are in addition to any separate obligations of any of the Principal Stockholders under any employment or other agreement between such Principal Stockholder and the Parent or its Subsidiaries (including, if after the Closing, the Surviving Corporation).

  (c)
  If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6.5 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

7.
Conditions to Obligation to Close.

7.1
Conditions to Obligation of the Parent and Merger Sub. The obligations of the Parent and the Merger Sub to consummate the transactions to be performed by each in connection with the Closing are subject to satisfaction of the following conditions:

(a)
the representations and warranties set forth in Section 3 of this Agreement will be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by terms such as "material" and "Material Adverse Effect," in which case such representations and warranties will be true and correct in all respects at and as of the Closing Date;

(b)
the Target and Principal Stockholders will have performed and complied with all of his, her or its covenants contained in this Agreement in all material respects through the Closing, except to the extent that such covenants are qualified by terms such as "material" and "Material Adverse Effect," in which case such covenants will be performed and complied with in all respects at and as of the Closing Date;

(c)
the Target will have procured all of the necessary third party consents, authorizations and approvals, all of which must be final and non-appealable, including without limitation any consents required under any of the Leases;

(d)
no action, suit or proceeding will be pending or threatened before any Governmental Authority in which an unfavorable injunction, judgment, order, decree, ruling or charge would: (i) prevent consummation of any of the transactions contemplated by this Agreement; (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; (iii) affect adversely the right of the Parent to own Target Stock and to control the Target; or (iv) affect adversely the right of the Target to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling or charge will be in effect);

(e)
each of the Target and Principal Stockholders will have executed and delivered to the Parent a certificate to the effect that each of the conditions specified in this Section 7.1(a) to (d) is satisfied in all respects;

(f)
the Parties will have received all other necessary authorizations, consents and approvals of any Governmental Authority, all of which must be final and non-appealable;

(g)
the relevant parties will have entered into the Escrow Agreement, which must be in full force and effect;

(h)
the relevant parties will have entered into the Paying Agent Agreement, which must be in full force and effect;

(i)
the Target will have delivered to the Parent written resignations from all of the incumbent officers, directors or persons holding similar positions of the Target;

(j)
the Target will have delivered to the Parent a properly executed statement and corresponding notice to the Internal Revenue Service dated as of the Closing Date in a form reasonably acceptable to the Parent so that the holders of the Target Stock are exempt from withholding under Treasury Regulation Section 1.1445-2(c)(3);

(k)
each of the Principal Stockholders will have entered into releases releasing the Target and its successors from any employment-related and certain other Liabilities, which releases must be satisfactory to the Parent and in full force and effect;

    (l)
    each Person who will, as of the Closing Date, hold outstanding unvested options to purchase Common Stock under the Target Option Plan, that will not be Vested Options or Unvested Options, will have entered into an option cancellation agreement and release releasing the Target and its successors from any and all Liabilities in connection with such outstanding unvested options, which must be in full force and effect;

    (m)
    the Parent will have received from outside counsel to the Target a legal opinion substantially in the form of the attached Exhibit F, addressed to the Parent, and dated as of the Closing Date;

    (n)
    the Target will have delivered a certified copy of all board of directors, stockholder and other corporate resolutions authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;

    (o)
    the Target will have delivered a certified copy of resolutions of the board of directors of the Target substantially in the form of the attached Exhibit G, authorizing the termination of the Target's 401(k) Plan;

    (p)
    the Target will have issued Preferred Stock and Warrants to Sheikh Khaled Bin Zayed Al Nehayan in exchange for the conversion, cancellation and delivery of that certain Promissory Note and Credit Facility/Loan Agreement, dated February 26, 2003, between the Target and Sheikh Khaled;

    (q)
    there will not have occurred any Material Adverse Effect with respect to the Target;

    (r)
    the Parent or one of its Affiliates will have entered into a retention bonus agreement or arrangement with Maher Hakim, which retention bonus agreement or arrangement must be satisfactory to the Parent;

    (s)
    the Parent or one of its Affiliates will have entered into a satisfactory Separation Agreement and Release with Gene Barduson, pursuant to which his employment with the Target will be terminated effective as of the Closing in exchange for a cash severance payment of $350,000, substantially in the form of the attached Exhibit H which must be in full force and effect;

    (t)
    the Target will have entered into a long-term service agreement with Apexion International or its successor, which service agreement must be satisfactory to the Parent;

    (u)
    the Target will have entered into an amendment to that certain Software Development Agreement, dated October 16, 2002 and amended on May 26, 2003 by the First Amendment to Software Development Agreement, by and between the Target and the Al Salam Group, which amendment must be satisfactory to the Parent;

    (v)
    the Target will have paid all legal fees and expenses of Squire, Sanders & Dempsey L.L.P. incurred by the Target in connection with this Agreement and the transactions contemplated by this Agreement;

    (w)
    this Agreement and the transactions contemplated by this Agreement, including without limitation the Merger, will have received the requisite approval from the holders of Target Stock;

    (x)
    the total number of shares of Dissenting Stock will not represent more than 5% of the total number of shares of outstanding Target Stock;

    (y)
    the Target and Principal Stockholders will have delivered such other documents and instruments as are reasonably necessary or appropriate to effect the consummation of the contemplated transactions or that may be required under any Laws or any agreements to which the Target is a party; and

    (z)
    all actions to be taken by the Target and Principal Stockholders in connection with consummation of the contemplated transactions and all certificates, opinions, instruments and other documents required to effect these transactions will be reasonably satisfactory in form and substance to the Parent.

    The Parent may waive any condition specified in this Section 7.1 by providing a written waiver at or prior to the Closing.

  7.2
  Conditions to Obligation of the Target and Principal Stockholders. The obligation of the Target and Principal Stockholders to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

  (a)
  the representations and warranties set forth in Section 4 of this Agreement will be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by terms such as "material" and "Material Adverse Effect," in which case such representations and warranties will be true and correct in all respects at and as of the Closing Date;

  (b)
  the Parent and the Merger Sub will have performed and complied with all of its covenants contained in this Agreement in all material respects through the Closing, except to the extent that such covenants are qualified by terms such as "material" and "Material Adverse Effect," in which case such covenants will be performed and complied with in all respects at and as of the Closing Date;

  (c)
  no action, suit or proceeding will be pending or threatened before any Governmental Authority in which an unfavorable injunction, judgment, order, decree, ruling or charge would: (i) prevent consummation of any of the transactions contemplated by this Agreement; or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge will be in effect);

  (d)
  the Parent and Merger Sub will have delivered to the Target a certificate to the effect that each of the conditions specified above in this Section 7.2(a) to (c) is satisfied in all respects;

  (e)
  the Parties will have received all other necessary authorizations, consents and approvals of any Governmental Authority, all of which must be final and non-appealable;

  (f)
  the Parent will have entered into the Escrow Agreement, which must be in full force and effect;

  (g)
  the Parent will have entered into the Paying Agent Agreement, which must be in full force and effect;

  (h)
  the Parent or one of its Affiliates will have executed the Separation Agreement and Release with Gene Barduson, substantially in the form of the attached Exhibit H;

  (i)
  this Agreement and the Merger will have received the requisite approval from the holders of Target Stock;

  (j)
  the Parent and Merger Sub will have delivered a certificate of incumbency, dated as of the Closing Date, as to the officers and other personnel of the Parent and Merger Sub executing this Agreement and any certificate, instrument or document to be delivered by the Parent or Merger Sub at the Closing; and

    (k)
    the Parent and the Merger Sub will have delivered such other documents and instruments as are reasonably necessary or appropriate to effect the consummation of the contemplated transactions or that may be required under any Laws or any agreements to which the Target or the Merger Sub is a party.

    The Target and Principal Stockholders may waive any condition specified in this Section 7.2 by providing a written waiver at or prior to the Closing.

8.
Remedies for Breaches of this Agreement.

8.1
Survival of Representations, Warranties and Covenants.

(a)
Notwithstanding any investigation made by or on behalf of any of the Parties or the results of any investigation, and notwithstanding the participation of the Parties in the Closing, all of the representations and warranties of each of the Target and the Principal Stockholders contained in Section 3 of this Agreement will survive the Closing (even if the Parent knew or had reason to know of any misrepresentation or breach of warranty at the time of the Closing), and continue in full force and effect for a period of one year thereafter, except that the representations and warranties contained in Sections 3.1 through 3.7 and 3.12 of this Agreement will continue in full force and effect until the expiration of the applicable statutes of limitations plus 6 months, and that the representations and warranties contained in Sections 3.21 and 3.22 of this Agreement will continue in full force and effect for a period of 2 years following the Closing.

(b)
Notwithstanding any investigation made by or on behalf of any of the Parties or the results of any investigation, and notwithstanding the participation of the Parties in the Closing, all of the representations and warranties of each of the Parent and the Merger Sub contained in Section 4 of this Agreement will survive the Closing (even if the Target or Principal Stockholders knew or had reason to know of any misrepresentation or breach of warranty at the time of the Closing), and will continue in full force and effect until the expiration of the applicable statutes of limitations plus 6 months.

(c)
The covenants set forth in this Agreement will survive indefinitely, unless a shorter period of survival is specifically set forth in this Agreement.

8.2
Indemnification Provisions for Benefit of the Parent, the Merger Sub and the Surviving Corporation.

(a)
In the event any of the Principal Stockholders or, prior to the Closing, the Target breaches (or in the event any third party alleges facts that, if true, would mean any of the Principal Stockholders or, prior to the Closing, the Target has breached) any of his, her or its representations and warranties contained in Section 3 of this Agreement, and if there is an applicable survival period pursuant to Section 8.1 of this Agreement (provided that either the Parent, the Merger Sub or, if after the Closing, the Surviving Corporation makes a written claim for indemnification against the Principal Stockholders within the applicable survival period), then the Principal Stockholders and, prior to the Closing, the Target, jointly and severally, will indemnify the Parent Parties from and against the entirety of any Adverse Consequences any of the Parent Parties may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Parent Parties may suffer before and after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by such breach (or alleged breach). The Principal Stockholders and, prior to the Closing, the Target will not, however, have any obligation under this Section 8.2(a) to indemnify the Parent Parties from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of or caused by the breach or alleged breach of any representation or warranty of the Principal Stockholders and the Target contained in Sections 3.8 through 3.11, 3.13 through 3.20, and 3.23 through 3.33 of this Agreement until the Parent Parties have suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $50,000 aggregate threshold (at which point the Principal Stockholders and, prior to the Closing, the Target will be obligated to indemnify the Parent Parties from and against all such Adverse Consequences relating back to the first dollar).

    (b)
    In the event any of the Principal Stockholders or, prior to the Closing, the Target breaches (or in the event any third party alleges facts that, if true, would mean any of the Principal Stockholders or, prior to the Closing, the Target has breached) any covenants contained in this Agreement (including without limitation the agreements relating to Taxes set forth in Section 9 of this Agreement), then each of the Principal Stockholders and, prior to the Closing, the Target, jointly and severally, will indemnify the Parent Parties from and against the entirety of any Adverse Consequences any of the Parent Parties may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Parent Parties may suffer before and after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by such breach (or alleged breach).

    (c)
    Each of the Principal Stockholders and, prior to the Closing, the Target, jointly and severally, will indemnify the Parent Parties from and against the entirety of any Adverse Consequences the Parent Parties may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Parent Parties may suffer before and after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of or caused by (i) any Appraisal Costs, (ii) any claims brought against the Parent Parties by any holder of Target Stock, any holder of Dissenting Stock or any holder of options, warrants or other right to acquire shares of the capital stock (other than claims properly brought pursuant to the provisions of Section 8.3 of this Agreement), or (iii) any claims brought against the Parent Parties by or with respect to any independent contractor of the Target who was not properly classified as an employee of the Target.

  8.3
  Indemnification Provisions for Benefit of the Target and the Holders. In the event that the Parent or, prior to the Closing, the Merger Sub breaches (or in the event any third party alleges facts that, if true, would mean the Parent or, prior to the Closing, the Merger Sub has breached) any covenant contained in this Agreement or any of its representations and warranties contained in Section 4 of this Agreement, then the Parent and, prior to the Closing, the Merger Sub will indemnify the Holders and, prior to the Closing, the Target from and against the entirety of any Adverse Consequences any of the Holders or the Target may suffer through and after the date of the claim for indemnification (including any Adverse Consequences any of the Holders or the Target may suffer before and after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of or caused by such breach (or alleged breach).

  8.4
  Matters Involving Third Parties.

  (a)
  If any third party notifies any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party will promptly notify each Indemnifying Party in writing. Delay on the part of the Indemnified Party in notifying any Indemnifying Party will not relieve the Indemnifying Party from their obligation unless (and then solely to the extent) the Indemnifying Party is prejudiced.

    (b)
    Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 10 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

    (c)
    So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8.4(b) of this Agreement, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

    (d)
    If any of the conditions in Section 8.4(b) of this Agreement is not or is no longer satisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party), (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

  8.5
  Limitations on Indemnification Obligations.

  (a)
  Except for claims of fraud or willful misrepresentation, the amount for which the Principal Stockholders and, prior to the Closing, the Target, will be obligated to indemnify the Parent Parties from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of or caused by the breach or alleged breach by any of the Principal Stockholders and, prior to the Closing, the Target, of any representation or warranty contained in Sections 3.8 through 3.11, 3.13 through 3.20, and 3.23 through 3.33 of this Agreement will not exceed $2,000,000.

  (b)
  Except for claims of fraud or willful misrepresentation, the amount for which the Principal Stockholders and, prior to the Closing, the Target will be obligated to indemnify the Parent Parties from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of or caused by the breach or alleged breach by any of the Principal Stockholders and prior to the Closing, the Target, of any representation or warranty contained in Sections 3.21 and 3.22 of this Agreement will not exceed $3,999,680.73.

    (c)
    Except for claims of fraud or willful misrepresentation, the amount for which the Principal Stockholders and, prior to the Closing, the Target will be obligated to indemnify the Parent Parties from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of or caused by the breach or alleged breach by any of the Principal Stockholders and prior to the Closing, the Target, of any representation or warranty contained in Sections 3.1 through 3.7 and 3.12 of this Agreement will not exceed the aggregate amount of the Merger Consideration paid to the Common Holders pursuant to this Agreement.

    (d)
    There will be no limit on the amount for which the Principal Stockholders and, prior to the Closing, the Target will be obligated to indemnify the Parent Parties from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of or caused by the breach or alleged breach by any of the Principal Stockholders and, prior to the Closing, the Target of any covenant contained in this Agreement.

    (e)
    There will be no limit on the amount for which the Parent and, prior to the Closing, the Merger Sub will be obligated to indemnify the Holders from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of or caused by the breach or alleged breach by the Parent and, prior to the Closing, the Merger Sub of any covenant contained in this Agreement or any representation or warranty contained in Section 4 of this Agreement.

    (f)
    There will be no limit on the amount for which the Principal Stockholders and, prior to the Closing, the Target will be obligated to indemnify the Parent Parties from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of or caused by (i) any Appraisal Costs, (ii) any claims brought against the Parent Parties by any holder of Target Stock, any holder of Dissenting Stock or any holder of options, warrants or other right to acquire shares of the capital stock (other than claims properly brought pursuant to the provisions of Section 8.3 of this Agreement), or (iii) any claims brought against the Parent Parties by or with respect to any independent contractor of the Target who was not properly classified as an employee of the Target.

  8.6
  Offset.

  (a)
  The Parent Parties will have the option of recouping all or any part of any Adverse Consequences it may suffer by deducting such amount from the Escrow or any unpaid or future 2004 Earnout Payment or 2005 Earnout Payment. The Parent Parties, however, need not exercise its offset rights prior to seeking recovery of all or any part of any Adverse Consequences it may suffer directly from any of the Principal Stockholders and, prior to the Closing, the Target.

  (b)
  The entire amount of the Escrow and any unpaid or future 2004 Earnout Payment or 2005 Earnout Payment is available to the Parent Parties for satisfaction of any Adverse Consequences they may suffer, regardless of whether such Adverse Consequences were the result of indemnification claims against one or more of the Principal Stockholders and, prior to the Closing, the Target. None of the Principal Stockholders and, prior to the Closing, the Target may recover from the Parent Parties, and none of the Parent Parties has any Liability for, any amount by which the Escrow and any unpaid or future 2004 Earnout Payment or 2005 Earnout Payment was reduced.

  8.7
  Other Indemnification Provisions. The indemnification provisions contained in this Section 8 are in addition to, and not in derogation of, any statutory, equitable or common law remedy any Party may have with respect to the transactions contemplated by this Agreement. Each of the Principal Stockholders agrees that he, she or it will not make any claim for indemnification or contribution against any of the Parent Parties based on any breach by the Target or any of the Principal Stockholders of any representation, warranty or covenant contained in this Agreement or by reason of the fact that he, she or it was a director, officer, employee, stockholder or agent of the Target or was serving at the request of the Target as a partner, trustee, director, officer, employee or agent of another entity (whether the claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether the claim is pursuant to any statute, charter document, bylaw, agreement or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by any of the Parent Parties against the Principal Stockholders and, prior to the Closing, the Target (whether the action, suit, proceeding, complaint, claim or demand is pursuant to this Agreement, applicable Law or otherwise).

9.
Tax Matters.

9.1
Cooperation on Tax Matters.

(a)
The Parties will cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Section 9 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation will include the retention and (upon the other Party's request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding.

(b)
The Parties further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including without limitation with respect to the transactions contemplated by this Agreement).

9.2
Certain Taxes. All individual Income Taxes of any of the Holders and all transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the contemplated transactions will be paid by the Holders when due, and the Holders will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Income Taxes and such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Parent will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation. Without limiting the foregoing, each of the Holders is responsible for the payment of individual Income Taxes in connection with his, her or its receipt of the Merger Consideration.

10.
Termination.

10.1
Termination of Agreement. The Parties may terminate this Agreement as provided below:

(a)
The Parent, the Merger Sub and the Target may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b)
The Parent, the Merger Sub or the Target may terminate this Agreement if (i) at the Special Meeting the holders of Preferred Stock do not approve the waiver of the liquidation preference for the Preferred Stock contained in the certificate of incorporation of the Target, or (ii) the holders of Target Stock do not approve the Merger;

(c)
The Parent or the Merger Sub may terminate this Agreement by giving written notice to the Target at any time prior to the Closing (i) in the event any of the Target or Principal Stockholders has breached any material representation, warranty or covenant contained in this Agreement in any material respect, the Parent or the Merger Sub has notified the

      Target of the breach, and the breach has continued without cure or written waiver by the Parent or the Merger Sub for a period of 30 days after the notice of breach, or (ii) if the Closing does not occur on or before October 31, 2003, by reason of the failure of any condition precedent under Section 7.1 of this Agreement (unless the failure results primarily from the Parent or the Merger Sub breaching any representation, warranty or covenant contained in this Agreement);

    (d)
    The Target may terminate this Agreement by giving written notice to the Parent at any time prior to the Closing (i) in the event either of the Parent or the Merger Sub has breached any material representation, warranty or covenant contained in this Agreement in any material respect, the Target has notified the Parent of the breach, and the breach has continued without cure or written waiver by the Target for a period of 30 days after the notice of breach, or (ii) if the Closing does not occur on or before October 31, 2003, by reason of the failure of any condition precedent under Section 7.2 of this Agreement (unless the failure results primarily from the Target or the Principal Stockholders breaching any representation, warranty or covenant contained in this Agreement);

    (e)
    The Parent or the Merger Sub may terminate this Agreement by giving written notice to the Target at any time prior to the Closing in the event a Material Adverse Effect occurs with regard to the Target; or

    (f)
    Any Party may terminate this Agreement in the event that any Law becomes effective and continues in effect for 90 days restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the contemplated transactions.

  10.2
  Effect of Termination. If any Party terminates this Agreement pursuant to Section 10.1 of this Agreement, all rights and obligations of the Parties under this Agreement will terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

11.
Stockholders' Representative.

11.1
Appointment. The "Stockholders' Representative" means Maher Hakim or such other person elected at the Special Meeting to serve as the Stockholders' Representative or any other person appointed as a successor Stockholders' Representative pursuant to Section 11.2 of this Agreement. There may be only one Stockholders' Representative at any time, and the Stockholders' Representative must be a Common Holder.

11.2.
Election and Replacement. The Common Holders may, by a majority vote and upon written notice to the Stockholders' Representative, the Parent and, if after the Closing, the Surviving Corporation, elect or remove the Stockholders' Representative or appoint a new Stockholders' Representative to fill any vacancy created by the death, incapacitation, resignation or removal of the Stockholders' Representative. If the Stockholders' Representative dies, becomes incapacitated, resigns or is removed pursuant to this Section 11.2, the Common Holders will, by majority vote, appoint a successor Stockholders' Representative to fill the vacancy so created. If the Common Holders fail to appoint such successor within 10 business days then the Parent or, if after the Closing, the Surviving Corporation may appoint such successor and will advise the Common Holders of such appointment. Any replacement Stockholders' Representative must sign a consent to be bound by the terms of this Agreement.

11.3
Authority. The Stockholders' Representative is authorized, for and on behalf of each of the Common Holders and their respective spouses, if any, to make and deliver any certificate, notice, consent or instrument required or permitted to be made or delivered under this Agreement or the Transaction Documents, including without limitation any such actions with respect to the 2004 Earnout Payment or 2005 Earnout Payment, which the Stockholders'

    Representative determines in his or her sole discretion to be necessary, appropriate or desirable. Any party receiving a certificate, notice, consent or instrument from the Stockholders' Representative is entitled to rely upon, and act in accordance with, such certificate, notice, consent or instrument.

  11.4
  No Liability of the Parent or Surviving Corporation. None of the Parent, the Merger Sub or, if after Closing, the Surviving Corporation, will have any Liability to any of the Common Holders or their respective spouses, if any, arising out of the acts or omissions of the Stockholders' Representative or any disputes among any of the Common Holders or among any of the Holders and the Stockholders' Representative. The Parent, the Merger Sub and, if after the Closing, the Surviving Corporation may rely entirely on its dealings with, and notices to and from, the Stockholders' Representative to satisfy any obligations that any of the Parent, the Merger Sub or, if after the Closing, the Surviving Corporation, might have to any of the Common Holders under this Agreement, the Transaction Documents or with respect to the contemplated transactions. Without limiting the foregoing, delivery to the Stockholders' Representative of any portion of the Merger Consideration will extinguish any obligations of the Parent to the Common Holders with respect to such payment, and the Parent will have no liability for any act or omission of the Stockholders' Representative with respect to such payment.

12.
Miscellaneous.

12.1
Press Releases and Public Announcements. No Party will issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Parent, the Merger Sub and the Principal Stockholders' Representative. Any Party, however, may make any public disclosure it believes in good faith is required by applicable Law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

12.2
No Third Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person (including without limitation employees of the Target) other than the Parties and their respective successors and permitted assigns.

12.3
Entire Agreement. This Agreement (including the documents referred to in this Agreement) and the Transaction Documents constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter of this Agreement.

12.4
Succession and Assignment. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations under this Agreement without the prior written approval of the other Party, except that the Parent or, if after the Closing, the Surviving Corporation may, without the consent of the Target or Principal Stockholders, (a) assign any or all of its rights under this Agreement to one or more of its Affiliates, (b) designate one or more of its Affiliates to perform its obligations under this Agreement, or (c) sell, lease, transfer or otherwise dispose of all or substantially all of its assets, merge with or into any other entity, or engage in any reorganization or other similar transaction, subject to all of the terms and conditions set forth in Section 2.8 of this Agreement. Such successor or assign will have all rights of the Parent or, if after the Closing, the Surviving Corporation under this Agreement, including without limitation the right to enforce the covenants contained in Sections 6.4 and 6.5 of this Agreement.

  12.5
  Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument, and by facsimile.

  12.6
  Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

  12.7
  Notices. All notices, requests, demands, claims and other communications under this Agreement will be in writing. Any notice, request, demand, claim or other communication under this Agreement will be deemed duly given two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

    If to any of the Target, the Principal Stockholders or the Stockholders' Representative:

        To the current Principal Stockholders' Representative
        at the address shown on the books and
        records of the Target

      with a copy, which does not constitute notice, to:

        Squire, Sanders & Dempsey L.L.P.
        One Maritime Plaza, Suite 300
        San Francisco, CA 94111
        Attention: Remsen M. Kinne IV, Esq.
        Fax: (415) 393-9887

    If to the Parent or the Merger Sub:

        Lawson Software, Inc.
        380 Saint Peter Street
        Saint Paul, MN 55102-1302
        Attn: General Counsel
        Fax: (651) 767-4940

      with a copy, which does not constitute notice, to:

        Prior to December 31, 2003:

        Gray, Plant, Mooty, Mooty & Bennett, P.A.
        3400 City Center
        33 South Sixth Street
        Minneapolis, MN 55402-3796
        Attn: Mark D. Williamson, Esq.
        Fax: (612) 333-0066

        After December 31, 2003:

        Gray, Plant, Mooty, Mooty & Bennett, P.A.
        500 IDS Center
        80 South Eighth Street
        Minneapolis, MN 55402
        Attn: Mark D. Williamson, Esq.
        Fax: (612) 333-0066

    Any Party may send any notice, request, demand, claim or other communication to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications are to be delivered by giving the other Parties notice in the manner set forth in this Agreement.

  12.8
  Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of Minnesota without giving effect to any choice or conflict of law provision or rule (whether of the State of Minnesota or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Minnesota.

  12.9
  Amendments and Waivers. No amendment of any provision of this Agreement will be valid unless the same is in writing and signed by the Parent and the Principal Stockholders' Representative. No waiver by any Party of any provision of this Agreement or any default, misrepresentation or breach of warranty or covenant under this Agreement, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant under this Agreement or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

  12.10
  Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

  12.11
  Expenses. Each Party will bear his, her or its own costs and expenses (including without limitation legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated by this Agreement, and the Principal Stockholders will reimburse the Target for any costs and expenses (including without limitation legal fees and expenses) incurred by the Target in connection with this Agreement and the transactions contemplated by this Agreement, except that the Target will pay $80,000 of legal fees and expenses that were incurred by the Target in connection with this Agreement and the transactions contemplated by this Agreement. The Parent may deduct from the Escrow any costs and expenses with respect to legal fees and expenses in excess of $80,000 incurred by the Target in connection with this Agreement and the transactions contemplated by this Agreement.

  12.12
  Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Nothing in either of the Target's Disclosure Schedule or the Parent's Disclosure Schedule will be deemed adequate to disclose an exception to a representation or warranty made unless such disclosure schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the foregoing, the mere listing (or inclusion of a copy) of a document or other item is not adequate to disclose an exception to a representation or warranty (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty and covenant have independent significance. If any Party has breached any representation, warranty or covenant in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the Party has not breached does not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

  12.13
  Incorporation of Transaction Documents, Exhibits and Schedules. The Transaction Documents, the Exhibits and the Schedules identified in this Agreement are incorporated in this Agreement by reference and are made a part of this Agreement.

  12.14
  Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party is entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement in any action instituted in any court of the United States or any state having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 12.15 of this Agreement), in addition to any other remedy to which it may be entitled, at law or in equity.

  12.15
  Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Saint Paul, Minnesota, in any action or proceeding arising out of or relating to this Agreement or any of the Transaction Documents and agrees that all claims in respect of the action or proceeding may be heard and determined there. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the Transaction Documents in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought. Each Party agrees that a final judgment in any action or proceeding so brought will be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

  12.16
  Separate Legal and Tax Representation. Each of the Principal Stockholders acknowledges and agrees that he, she or it has had the opportunity to review and discuss with his, her or its own legal, financial and tax advisors this Agreement, the Transaction Documents and the contemplated transactions, and has relied and will rely solely on such advisors and not on any statements or representations of the Parent, its Affiliates or its counsel or advisors.

  12.17
  Execution of Stockholder Voting Agreements. Simultaneous with the execution and delivery of this Agreement, the Parent, the Merger Sub, the Target and each of Maher Hakim, Muwaffa Lahham and Gene Barduson, with respect to shares of the Common Stock, and each of Muwaffa Lahham, Edges Technologies, Saleh Alghoul, Yellow Mountain Holdings, Inc., East and West International Group, Ahmed Abdulrahim Al-Zarouni, Abdulwahid Ismali Saeedi Al-Zarouni, Dr. Abdulla Ibrahim, Deema Isam Alam, Sheikh Khaled Bin Zayed Al Nehayan, Maher Hakim and Ismail Wahid Saeedi, with respect to shares of the Preferred Stock, who, collectively, represent holders of no less than 51% of the Common Stock and 51% of the Preferred Stock, will enter into stockholder voting agreements, substantially in the form of the attached Exhibit I (collectively, the "Stockholder Voting Agreements"), which provide that each such stockholder will vote in favor of the transactions contemplated by this Agreement, including without limitation the Merger.

[THE REMAINDER OF THIS PAGE IS BLANK. SIGNATURE PAGE FOLLOWS.]

        The Parties have executed this Agreement on the date first above written.

PARENT:		TARGET:
Lawson Software, Inc.		Apexion Technologies, Inc.
/s/ Robert Barbieri		/s/ Gene H. Barduson
Name:	Robert Barbieri	Name:	Gene H. Barduson
Title:	CFO	Title:	Chairman & CEO
MERGER SUB:
PRINCIPAL STOCKHOLDERS:
Everest Acquisition, Inc.
/s/ Gene Barduson Maher Hakim for Maher Hakim
/s/ Bruce McPheeters		by GENE BARDUSON, UNDER POWER OF ATTORNEY DATED SEPTEMBER 2ND, 2003
Name:	Bruce McPheeters
Title:	Secretary
/s/ Muwaffa Lahham Muwaffa Lahham
/s/ Gene Barduson Gene Barduson

[Signature Page for Merger Agreement]

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